Exhibit 99.4

Audited Consolidated Financial Statements of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP and the notes thereto as of and for the year ended December 31, 2017

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

DCT Industrial Trust Inc. and subsidiaries:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DCT Industrial Trust Inc. and subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and schedule (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 16, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2008.

Denver, Colorado

February 16, 2018

Report of Independent Registered Public Accounting Firm

The Partners of

DCT Industrial Operating Partnership LP and subsidiaries:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DCT Industrial Operating Partnership LP and subsidiaries (the “Partnership”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, changes in capital and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and schedule (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Partnership at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Partnership’s auditor since 2014.

Denver, Colorado

February 16, 2018

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31, 2017	December 31, 2016
ASSETS
Land	$1,162,908	$1,075,995
Buildings and improvements	3,284,976	3,202,293
Intangible lease assets	65,919	78,356
Construction in progress	149,994	72,829
Total investment in properties	4,663,797	4,429,473
Less accumulated depreciation and amortization	(919,186)	(839,773)
Net investment in properties	3,744,611	3,589,700
Investments in and advances to unconsolidated joint ventures	72,231	95,606
Net investment in real estate	3,816,842	3,685,306
Cash and cash equivalents	10,522	10,286
Restricted cash	14,768	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $425 and $379, respectively	80,119	79,889
Other assets, net	25,740	25,315
Assets held for sale	62,681	—
Total assets	$4,010,672	$3,808,142

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$115,150	$93,097
Distributions payable	35,070	29,622
Tenant prepaids and security deposits	34,946	32,884
Other liabilities	34,172	37,403
Intangible lease liabilities, net	18,482	21,421
Line of credit	234,000	75,000
Senior unsecured notes	1,328,225	1,351,969
Mortgage notes	160,129	201,959
Liabilities related to assets held for sale	1,035	—
Total liabilities	1,961,209	1,843,355

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 93,707,264 and 91,516,113 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	937	915
Additional paid-in capital	2,985,122	2,884,806
Distributions in excess of earnings	(1,022,605)	(1,005,728)
Accumulated other comprehensive loss	(11,893)	(17,944)
Total stockholders’ equity	1,951,561	1,862,049
Noncontrolling interests	97,902	102,738
Total equity	2,049,463	1,964,787
Total liabilities and equity	$4,010,672	$3,808,142

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
REVENUES:
Rental revenues	$423,026	$391,360	$353,091
Institutional capital management and other fees	1,442	1,416	1,606
Total revenues	424,468	392,776	354,697

OPERATING EXPENSES:
Rental expenses	37,865	36,797	35,995
Real estate taxes	65,135	60,020	56,219
Real estate related depreciation and amortization	168,245	161,334	156,010
General and administrative	28,994	29,280	34,577
Impairment losses	283	—	2,285
Casualty gain	(274)	(2,753)	(414)
Total operating expenses	300,248	284,678	284,672
Operating income	124,220	108,098	70,025

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	6,394	4,118	7,273
Gain on dispositions of real estate interests	47,126	49,895	77,871
Interest expense	(66,054)	(64,035)	(54,055)
Interest and other income (expense)	(5)	551	(40)
Impairment loss on land	(938)	—	—
Income tax expense and other taxes	(2,267)	(591)	(736)
Consolidated net income of DCT Industrial Trust Inc.	108,476	98,036	102,965
Net income attributable to noncontrolling interests	(4,982)	(4,976)	(8,917)
Net income attributable to common stockholders	103,494	93,060	94,048
Distributed and undistributed earnings allocated to participating securities	(665)	(669)	(678)
Adjusted net income attributable to common stockholders	$102,829	$92,391	$93,370

NET EARNINGS PER COMMON SHARE:
Basic	$1.11	$1.03	$1.06
Diluted	$1.11	$1.03	$1.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	92,574	89,867	88,182
Diluted	92,688	89,982	88,514

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(in thousands)

	Year Ended December 31,
	2017	2016	2015
Consolidated net income of DCT Industrial Trust Inc.	$108,476	$98,036	$102,965
Other comprehensive income:
Net derivative gain (loss) on cash flow hedging instruments	529	(1,068)	(463)
Net reclassification adjustment on cash flow hedging instruments	5,428	6,611	4,785
Other comprehensive income	5,957	5,543	4,322
Comprehensive income	114,433	103,579	107,287
Comprehensive income attributable to noncontrolling interests	(5,302)	(5,381)	(9,131)
Comprehensive income attributable to common stockholders	$109,131	$98,198	$98,156

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

(in thousands)

		Common Stock
	Total Equity	Shares	Amount	Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehen-sive Loss	Non-controlling Interests
Balance at December 31, 2014	$1,865,416	88,013	$880	$2,762,431	$(986,289)	$(27,190)	$115,584
Net income	102,965	—	—	—	94,048	—	8,917
Other comprehensive income	4,322	—	—	—	—	4,108	214
Issuance of common stock, stock-based compensation plans	(890)	89	1	(891)	—	—	—
Amortization of stock-based compensation	10,577	—	—	1,794	—	—	8,783
Distributions to common stockholders and noncontrolling interests	(109,460)	—	—	—	(99,769)	—	(9,691)
Capital contribution from noncontrolling interests	648	—	—	—	—	—	648
Redemptions of noncontrolling interests	(4,421)	212	2	2,859	—	—	(7,282)
Balance at December 31, 2015	$1,869,157	88,314	$883	$2,766,193	$(992,010)	$(23,082)	$117,173
Net income	98,036	—	—	—	93,060	—	4,976
Other comprehensive income	5,543	—	—	—	—	5,138	405
Issuance of common stock, net of offering costs	106,960	2,469	24	106,936	—	—	—
Issuance of common stock, stock-based compensation plans	(759)	66	1	(760)	—	—	—
Amortization of stock-based compensation	7,142	—	—	1,918	—	—	5,224
Distributions to common stockholders and noncontrolling interests	(112,786)	—	—	—	(106,778)	—	(6,008)
Capital contributions from noncontrolling interests	444	—	—	—	—	—	444
Purchase of noncontrolling interest	(3,258)	—	—	(3,258)	—	—	—
Redemptions of noncontrolling interests	(5,692)	667	7	13,777	—	—	(19,476)
Balance at December 31, 2016	$1,964,787	91,516	$915	$2,884,806	$(1,005,728)	$(17,944)	$102,738
Cash flow hedging instruments cumulative effect adjustment (Note 2)	—	—	—	—	(397)	414	(17)
Net income	108,476	—	—	—	103,494	—	4,982
Other comprehensive income	5,957	—	—	—	—	5,637	320
Issuance of common stock, net of offering costs	95,500	1,785	18	95,482	—	—	—
Issuance of common stock, stock-based compensation plans	(1,484)	74	1	(1,485)	—	—	—
Amortization of stock-based compensation	7,498	—	—	1,997	—	—	5,501
Distributions to common stockholders and noncontrolling interests	(125,451)	—	—	—	(119,974)	—	(5,477)
Capital contributions from noncontrolling interests	1,356	—	—	—	—	—	1,356
Redemptions of noncontrolling interests	(7,176)	332	3	4,322	—	—	(11,501)
Balance at December 31, 2017	$2,049,463	93,707	$937	$2,985,122	$(1,022,605)	$(11,893)	$97,902

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2017	2016	2015
OPERATING ACTIVITIES:
Consolidated net income of DCT Industrial Trust Inc.	$108,476	$98,036	$102,965
Adjustments to reconcile consolidated net income of DCT Industrial Trust Inc. to net cash provided by operating activities:
Real estate related depreciation and amortization	168,245	161,334	156,010
Gain on dispositions of real estate interests	(47,126)	(49,895)	(77,871)
Distributions of earnings from unconsolidated joint ventures	6,519	6,056	5,590
Equity in earnings of unconsolidated joint ventures, net	(6,394)	(4,118)	(7,273)
Impairment losses	283	—	2,285
Impairment loss on land	938	—	—
Stock-based compensation	6,020	5,695	8,945
Casualty gain	(274)	(2,753)	(414)
Straight-line rent	(5,108)	(20,671)	(7,072)
Deferred income tax expense	(1,729)	87	242
Other	5,275	3,684	1,942
Changes in operating assets and liabilities:
Other receivables and other assets	7,988	(5,098)	5,460
Accounts payable, accrued expenses and other liabilities	1,561	28,945	8,442
Net cash provided by operating activities	244,674	221,302	199,251
INVESTING ACTIVITIES:
Real estate acquisitions	(188,973)	(129,142)	(186,515)
Capital expenditures and development activities	(237,706)	(289,486)	(250,484)
Proceeds from dispositions of real estate investments	113,984	125,803	237,809
Investments in unconsolidated joint ventures	(14,345)	(17,820)	(1,660)
Proceeds from casualties	373	3,616	1,991
Distributions of investments in unconsolidated joint ventures	36,778	1,854	10,012
Other investing activities	(6,893)	(7,727)	(933)
Net cash used in investing activities	(296,782)	(312,902)	(189,780)
FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	330,000	248,000	341,000
Repayments of senior unsecured revolving line of credit	(171,000)	(243,000)	(308,000)
Proceeds from senior unsecured notes	51,940	250,000	200,000
Repayments of senior unsecured notes	(76,000)	(174,000)	(40,000)
Principal payments on mortgage notes	(41,079)	(6,721)	(58,561)
Proceeds from issuance of common stock	97,273	108,604	—
Net settlement on issuance of stock-based compensation awards	(1,484)	(759)	(890)
Offering costs for issuance of common stock and OP Units	(1,773)	(1,644)	—
Redemption of noncontrolling interests	(7,176)	(5,692)	(4,421)
Dividends to common stockholders	(114,608)	(104,004)	(98,820)
Purchase of noncontrolling interest	—	(3,258)	—
Distributions to noncontrolling interests	(5,395)	(6,098)	(9,675)
Contributions from noncontrolling interests	611	444	648
Other financing activity	(1,430)	(2,076)	(4,523)
Net cash provided by financing activities	59,879	59,796	16,758
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	7,771	(31,804)	26,229
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	18,074	49,878	23,649
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$25,845	$18,074	$49,878
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest, net of capitalized interest	$60,042	$56,968	$50,294
Supplemental Disclosures of Non-Cash Activities:
Retirement of fully depreciated and amortized assets	$34,053	$32,935	$34,752
Redemptions of OP Units settled in shares of common stock	$4,325	$13,784	$2,861
Decrease (increase) in dividends declared and not paid	$(5,448)	$(2,684)	$(965)
Contributions from noncontrolling interests	$745	$—	$—
Assumption of mortgage notes in connection with real estate acquired	$—	$—	$22,958
Decrease (increase) in capital expenditures accruals	$(19,288)	$20,903	$(22,609)
Capitalized stock compensation	$1,478	$1,447	$1,632

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except unit information)

	December 31, 2017	December 31, 2016
ASSETS
Land	$1,162,908	$1,075,995
Buildings and improvements	3,284,976	3,202,293
Intangible lease assets	65,919	78,356
Construction in progress	149,994	72,829
Total investment in properties	4,663,797	4,429,473
Less accumulated depreciation and amortization	(919,186)	(839,773)
Net investment in properties	3,744,611	3,589,700
Investments in and advances to unconsolidated joint ventures	72,231	95,606
Net investment in real estate	3,816,842	3,685,306
Cash and cash equivalents	10,522	10,286
Restricted cash	14,768	7,346
Straight-line rent and other receivables, net of allowance for doubtful accounts of $425 and $379, respectively	80,119	79,889
Other assets, net	25,740	25,315
Assets held for sale	62,681	—
Total assets	$4,010,672	$3,808,142

LIABILITIES AND CAPITAL
Liabilities:
Accounts payable and accrued expenses	$115,150	$93,097
Distributions payable	35,070	29,622
Tenant prepaids and security deposits	34,946	32,884
Other liabilities	34,172	37,403
Intangible lease liabilities, net	18,482	21,421
Line of credit	234,000	75,000
Senior unsecured notes	1,328,225	1,351,969
Mortgage notes	160,129	201,959
Liabilities related to assets held for sale	1,035	—
Total liabilities	1,961,209	1,843,355

Partners' Capital:
General Partner:
OP Units, 969,565 and 950,442 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	20,467	19,703
Limited Partners:
OP Units, 95,986,961 and 94,093,805 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	2,026,234	1,950,601
Accumulated other comprehensive loss	(12,303)	(18,634)
Total partners' capital	2,034,398	1,951,670
Noncontrolling interests	15,065	13,117
Total capital	2,049,463	1,964,787
Total liabilities and capital	$4,010,672	$3,808,142

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per unit information)

	Year Ended December 31,
	2017	2016	2015
REVENUES:
Rental revenues	$423,026	$391,360	$353,091
Institutional capital management and other fees	1,442	1,416	1,606
Total revenues	424,468	392,776	354,697

OPERATING EXPENSES:
Rental expenses	37,865	36,797	35,995
Real estate taxes	65,135	60,020	56,219
Real estate related depreciation and amortization	168,245	161,334	156,010
General and administrative	28,994	29,280	34,577
Impairment losses	283	—	2,285
Casualty gain	(274)	(2,753)	(414)
Total operating expenses	300,248	284,678	284,672
Operating income	124,220	108,098	70,025

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	6,394	4,118	7,273
Gain on dispositions of real estate interests	47,126	49,895	77,871
Interest expense	(66,054)	(64,035)	(54,055)
Interest and other income (expense)	(5)	551	(40)
Impairment loss on land	(938)	—	—
Income tax expense and other taxes	(2,267)	(591)	(736)
Consolidated net income of DCT Industrial Operating Partnership LP	108,476	98,036	102,965
Net income attributable to noncontrolling interests	(1,103)	(924)	(4,409)
Net income attributable to OP Unitholders	107,373	97,112	98,556
Distributed and undistributed earnings allocated to participating securities	(665)	(669)	(678)
Adjusted net income attributable to OP Unitholders	$106,708	$96,443	$97,878

NET EARNINGS PER OP UNIT:
Basic	$1.11	$1.03	$1.06
Diluted	$1.11	$1.03	$1.06

WEIGHTED AVERAGE OP UNITS OUTSTANDING:
Basic	96,044	93,779	92,409
Diluted	96,158	93,894	92,741

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(in thousands)

	Year Ended December 31,
	2017	2016	2015
Consolidated net income of DCT Industrial Operating Partnership LP	$108,476	$98,036	$102,965
Other comprehensive income:
Net derivative gain (loss) on cash flow hedging instruments	529	(1,068)	(463)
Net reclassification adjustment on cash flow hedging instruments	5,428	6,611	4,785
Other comprehensive income	5,957	5,543	4,322
Comprehensive income	114,433	103,579	107,287
Comprehensive income attributable to noncontrolling interests	(1,143)	(964)	(4,381)
Comprehensive income attributable to OP Unitholders	$113,290	$102,615	$102,906

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statement of Changes in Capital

(in thousands)

	Total Capital	General Partner		Limited Partners		Accumulated Other Comprehensive Loss	Non-controlling Interests
		OP Units		OP Units
		Units	Amount	Units	Amount
Balance at December 31, 2014	$1,865,416	922	$18,819	91,291	$1,863,050	$(28,487)	$12,034
Net income	102,965	—	986	—	97,570	—	4,409
Other comprehensive income (loss)	4,322	—	—	—	—	4,350	(28)
Issuance of OP Units, share-based compensation plans	(890)	—	—	267	(890)	—	—
Amortization of share-based compensation	10,577	—	—	—	10,577	—	—
Distributions to OP Unitholders and noncontrolling interests	(109,460)	—	(1,051)	—	(104,025)	—	(4,384)
Capital contribution from noncontrolling interests	648	—	—	—	—	—	648
Redemption of limited partner OP Units, net	(4,421)	—	—	(127)	(4,421)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	2	52	(2)	(52)	—	—
Balance at December 31, 2015	$1,869,157	924	$18,806	91,429	$1,861,809	$(24,137)	$12,679
Net income	98,036	—	971	—	96,141	—	924
Other comprehensive income	5,543	—	—	—	—	5,503	40
Issuance of OP Units, net of selling costs	106,960	—	—	2,469	106,960	—	—
Issuance of OP Units, share-based compensation plans	(759)	—	—	348	(759)	—	—
Amortization of share-based compensation	7,142	—	—	—	7,142	—	—
Distributions to OP Unitholders and noncontrolling interests	(112,786)	—	(1,118)	—	(110,698)	—	(970)
Capital contributions from noncontrolling interests	444	—	—	—	—	—	444
Purchase of noncontrolling interest	(3,258)	—	—	—	(3,258)	—	—
Redemption of limited partner OP Units, net	(5,692)	—	—	(126)	(5,692)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	26	1,044	(26)	(1,044)	—	—
Balance at December 31, 2016	$1,964,787	950	$19,703	94,094	$1,950,601	$(18,634)	$13,117
Cash flow hedging instruments cumulative effect adjustment (Note 2)	—	—	(4)	—	(410)	414	—
Net income	108,476	—	1,074	—	106,299	—	1,103
Other comprehensive income	5,957	—	—	—	—	5,917	40
Issuance of OP Units, net of selling costs	95,500	—	—	1,785	95,500	—	—
Issuance of OP Units, share-based compensation plans	(1,484)	—	—	261	(1,484)	—	—
Amortization of share-based compensation	7,498	—	—	—	7,498	—	—
Distributions to OP Unitholders and noncontrolling interests	(125,451)	—	(1,249)	—	(123,651)	—	(551)
Capital contributions from noncontrolling interests	1,356	—	—	—	—	—	1,356
Redemption of limited partner OP Units, net	(7,176)	—	—	(133)	(7,176)	—	—
Conversion of limited partner OP Units to OP Units of general partner	—	20	943	(20)	(943)	—	—
Balance at December 31, 2017	$2,049,463	970	$20,467	95,987	$2,026,234	$(12,303)	$15,065

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2017	2016	2015
OPERATING ACTIVITIES:
Consolidated net income of DCT Industrial Operating Partnership LP	$108,476	$98,036	$102,965
Adjustments to reconcile consolidated net income of DCT Industrial Operating Partnership LP to net cash provided by operating activities:
Real estate related depreciation and amortization	168,245	161,334	156,010
Gain on dispositions of real estate interests	(47,126)	(49,895)	(77,871)
Distributions of earnings from unconsolidated joint ventures	6,519	6,056	5,590
Equity in earnings of unconsolidated joint ventures, net	(6,394)	(4,118)	(7,273)
Impairment losses	283	—	2,285
Impairment loss on land	938	—	—
Share-based compensation	6,020	5,695	8,945
Casualty gain	(274)	(2,753)	(414)
Straight-line rent	(5,108)	(20,671)	(7,072)
Deferred income tax expense	(1,729)	87	242
Other	5,275	3,684	1,942
Changes in operating assets and liabilities:
Other receivables and other assets	7,988	(5,098)	5,460
Accounts payable, accrued expenses and other liabilities	1,561	28,945	8,442
Net cash provided by operating activities	244,674	221,302	199,251
INVESTING ACTIVITIES:
Real estate acquisitions	(188,973)	(129,142)	(186,515)
Capital expenditures and development activities	(237,706)	(289,486)	(250,484)
Proceeds from dispositions of real estate investments	113,984	125,803	237,809
Investments in unconsolidated joint ventures	(14,345)	(17,820)	(1,660)
Proceeds from casualties	373	3,616	1,991
Distributions of investments in unconsolidated joint ventures	36,778	1,854	10,012
Other investing activities	(6,893)	(7,727)	(933)
Net cash used in investing activities	(296,782)	(312,902)	(189,780)
FINANCING ACTIVITIES:
Proceeds from senior unsecured revolving line of credit	330,000	248,000	341,000
Repayments of senior unsecured revolving line of credit	(171,000)	(243,000)	(308,000)
Proceeds from senior unsecured notes	51,940	250,000	200,000
Repayments of senior unsecured notes	(76,000)	(174,000)	(40,000)
Principal payments on mortgage notes	(41,079)	(6,721)	(58,561)
Proceeds from the issuance of OP Units in exchange for contributions from the REIT, net	95,500	106,960	—
Net settlement on issuance of share-based compensation awards	(1,484)	(759)	(890)
OP Unit redemptions	(7,176)	(5,692)	(4,421)
Distributions paid on OP Units	(119,451)	(109,132)	(104,111)
Purchase of noncontrolling interest	—	(3,258)	—
Distributions paid to noncontrolling interests	(552)	(970)	(4,384)
Contributions from noncontrolling interests	611	444	648
Other financing activity	(1,430)	(2,076)	(4,523)
Net cash provided by financing activities	59,879	59,796	16,758
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	7,771	(31,804)	26,229
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	18,074	49,878	23,649
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$25,845	$18,074	$49,878

Supplemental Disclosures of Cash Flow Information:			—
Cash paid for interest, net of capitalized interest	$60,042	$56,968	$50,294
Supplemental Disclosures of Non-Cash Activities:
Retirement of fully depreciated and amortized assets	$34,053	$32,935	$34,752
Contributions from noncontrolling interests	$745	$—	$—
Assumption of mortgage notes in connection with real estate acquired	$—	$—	$22,958
Decrease (increase) in capital expenditures accruals	$(19,288)	$20,903	$(22,609)
Capitalized stock compensation	$1,478	$1,447	$1,632

The accompanying notes are an integral part of these Consolidated Financial Statements.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

DCT INDUSTRIAL OPERATING PARTERNSHIP LP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Organization

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties located in high-demand distribution markets in the United States. DCT's actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As used herein, the terms “Company,” “we,” “our” and “us” refer to DCT Industrial Trust Inc. and its subsidiaries, including its operating partnership, DCT Industrial Operating Partnership LP. When we use the term “DCT” or “DCT Industrial,” we are referring to DCT Industrial Trust Inc. by itself, and not including any of its subsidiaries, and when we use the term “Operating Partnership,” we are referring to DCT Industrial Operating Partnership LP by itself, and not including any of its subsidiaries.

DCT was formed as a Maryland corporation in April 2002 and has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, DCT Industrial Operating Partnership LP, a Delaware limited partnership, for which DCT is the sole general partner. DCT owns properties through the Operating Partnership and its subsidiaries. As of December 31, 2017, DCT owned approximately 96.6% of the outstanding equity interests in the Operating Partnership.

As of December 31, 2017, the Company owned interests in approximately 74.8 million square feet of properties leased to approximately 850 customers, including:

•	65.1 million square feet comprising 398 consolidated operating properties, including five properties totaling 1.9 million square feet classified as held for sale, that were 97.8% occupied;
•	1.0 million square feet comprising six consolidated properties developed by DCT which are shell-construction complete and in lease-up;
•	0.1 million square feet comprising one consolidated property under redevelopment;
•	1.0 million square feet comprising three consolidated value-add acquisitions; and
•	7.6 million square feet comprising 21 unconsolidated properties that were 98.4% occupied and which we operated on behalf of two unconsolidated joint ventures.

In addition, the Company has 19 projects under construction and several projects in pre-development. See “Note 3 – Investment in Properties” for further details related to our development activity.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying Consolidated Financial Statements include the financial position, results of operations and cash flows of the Company, the Operating Partnership, their wholly-owned qualified REIT subsidiaries and taxable REIT subsidiaries, and their consolidated joint ventures, in which they have a controlling interest.

Equity interests in the Operating Partnership held by entities other than DCT are classified within partners’ capital in the Operating Partnership’s financial statements and as noncontrolling interests in DCT’s financial statements. Equity interests in entities consolidated into the Operating Partnership that are held by third parties are reflected in our accompanying balance sheets as noncontrolling interests. We also have noncontrolling partnership interests in unconsolidated institutional capital management and other joint ventures, which are accounted for under the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

All square feet, acres, occupancy, number of properties, number of customers and total projected investment disclosed in the notes to the Consolidated Financial Statements are unaudited.

We hold interests in both consolidated and unconsolidated joint ventures for the purposes of operating and developing industrial real estate. All joint ventures over which we have financial and operating control, and variable interest entities (“VIEs”) in which we have determined that we are the primary beneficiary, are included in the Consolidated Financial Statements. We use the equity method of accounting for joint ventures where we exercise significant influence, but do not have control over major operating and management decisions and we include our share of earnings or losses of these joint ventures in our consolidated results of operations.

We analyze our joint ventures in accordance with U.S. generally accepted accounting principles (“GAAP”) to determine whether they are VIEs and, if so, whether we are the primary beneficiary. Our judgment with respect to our level of influence or control over an entity and whether we are the primary beneficiary of a VIE involves consideration of various factors including the form of our ownership interest, our representation on the entity’s board of directors (or equivalent body), the size of our investment (including loans), our obligation or right to absorb its losses or receive its benefits and our ability to participate in major decisions.

If a joint venture does not meet the characteristics of a VIE, we apply the voting interest model to determine whether the entity should be consolidated. Our ability to assess our influence or control over an entity affects the presentation of these investments in the Consolidated Financial Statements and our financial position and results of operations.

As described below in “New Accounting Standards,” in 2016 we concluded our Operating Partnership meets the criteria of a VIE as the Operating Partnership’s limited partners do not have the right to remove the general partner and do not have substantive participating rights in the operations of the Operating Partnership. Under the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), DCT is the primary beneficiary of the Operating Partnership as we have the obligation to absorb losses and receive benefits, and the power to control substantially all the activities which most significantly impact the economic performance of the Operating Partnership. Accordingly, the Operating Partnership is consolidated within DCT’s financial statements.

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalization of Costs

We capitalize costs directly related to the development, pre-development, redevelopment or improvement of our investment in real estate, referred to as capital projects and other activities included within this paragraph. Costs associated with our capital projects are capitalized as incurred. If the project is abandoned, these costs are expensed during the period in which the project is abandoned. Costs considered for capitalization include, but are not limited to, construction costs, interest, real estate taxes and insurance, if appropriate. We capitalize indirect costs such as personnel, office and administrative expenses that are directly related to our development projects based on an estimate of the time spent on the construction and development activities. These costs are capitalized only during the period in which activities necessary to ready an asset for its intended use are in progress and such costs are incremental and identifiable to a specific activity to get the asset ready for its intended use. We determine when the capitalization period begins and ends through communication with project and other managers responsible for the tracking and oversight of individual projects. In the event that the activities to ready the asset for its intended use are suspended, the capitalization period will cease until such activities are resumed. In addition, we capitalize initial direct costs incurred for successful origination of new leases. Costs incurred for maintaining and repairing our properties, which do not extend their useful lives, are expensed as incurred.

Interest is capitalized based on actual capital expenditures from the period when development or redevelopment commences until the asset is ready for its intended use, at the weighted average borrowing rate during the period. We also capitalize interest on our qualifying investments in unconsolidated joint ventures based on the average capital invested in a venture during the period when the venture has activities in progress necessary to commence its planned principal operations, at our weighted average borrowing rate during the period. A “qualifying investment” is an investment in an unconsolidated joint venture provided that our investee’s activities include the use of funds to acquire qualifying assets, such as development or pre-development activities, and planned principal operations have not commenced.

Assets Held for Sale

We classify certain properties and related assets and liabilities as held for sale when certain criteria are met. At such time, the respective assets and liabilities are presented separately on our Consolidated Balance Sheets. We include liabilities related to assets held for sale that will be transferred or settled in the transaction in “Liabilities related to assets held for sale.” Assets held for sale are reported at the lower of carrying value or estimated fair value less estimated costs to sell.

Gains on sales of real estate assets are recognized if the specific transaction terms meet the various sale recognition criteria as defined by GAAP. If the criteria are not met, we defer the gain until such time that the criteria for sale recognition have been met. Net gains on sales and any impairment losses associated with assets held for sale are presented in continuing operations when recognized.

Fair Value

GAAP establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants. The guidance establishes a hierarchy for inputs used in measuring fair value based on observable and unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are based on market data obtained from sources independent of DCT. Unobservable inputs are inputs that reflect our assumptions of pricing the asset or liability based on the best information available in the circumstances. The hierarchy is broken down into three levels as follows:

Level 1: Inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets;

Level 2: Inputs include quoted prices for similar assets and liabilities in active or inactive markets or that are observable either directly or indirectly for the asset or liability; and

Level 3: Unobservable inputs are typically based on management’s own assumptions, as there is little, if any, related observable market activity.

DCT’s assets and liabilities that are measured at fair value are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Investment in Properties

We record the assets, liabilities and noncontrolling interests associated with property acquisitions which qualify as business combinations at their respective acquisition date fair values which are derived using a market, income or replacement cost approach, or combination thereof. Acquisition related costs associated with business combinations are expensed as incurred. As defined by GAAP, a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits directly to investors or other owners, members or participants.

The fair value of identifiable tangible assets such as land, building, building and land improvements, and tenant improvements is determined on an “as-if-vacant” basis. Management considers Level 3 fair value inputs such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information in determining the fair value of the tangible assets. The difference between the fair value and the face value of debt assumed in connection with an acquisition is recorded as a premium or discount and amortized to “Interest expense” over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The recorded fair value of intangible lease assets includes Level 3 fair value inputs and represents the value associated with in-place leases which include leasing commissions, legal and other costs, as well as an intangible asset or liability resulting from in-place leases being above or below the market rental rates over the lease term on the date of the acquisition. Intangible lease assets or liabilities are amortized over the reasonably assured lease term of the remaining in-place leases as an adjustment to “Rental revenues” or “Real estate related depreciation and amortization” depending on the nature of the intangible.

Due to the adoption of the Accounting Standard Updates (“ASU”) in 2017, we expect most acquisitions to be acquisition of assets rather than a business combination as as our typical acquisitions consist of properties whereby substantially all the fair value of gross assets acquired is concentrated in a single asset (land, building and in-place leases), which under the new standard, will be treated as an asset acquisition. Asset acquisitions are recorded at the cumulative acquisition costs and allocated to the assets acquired and liabilities assumed on a relative fair value basis.

We have certain properties which we have acquired or removed from service with the intention to redevelop the property. Buildings under redevelopment require significant construction activities prior to being placed back into service. We generally do not depreciate properties classified as redevelopment until the date that the redevelopment properties are ready for their intended use.

Real estate, including land, building, building and land improvements, tenant improvements, leasing costs and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization, unless circumstances indicate that the cost cannot be recovered, in which case, the carrying value of the property is reduced to its estimated fair value.

Depreciation and Useful Lives of Real Estate Assets

Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the related assets or liabilities. Our ability to assess the useful lives of our real estate assets accurately is critical to the determination of the appropriate amount of depreciation and amortization expense recorded and the carrying values of the underlying assets. Any change to the estimated depreciable lives of these assets would have an impact on the depreciation and amortization expense we recognize.

The following table presents the standard depreciable lives generally used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets or liabilities. The carrying value of assets sold or retired and the related accumulated depreciation and/or amortization is derecognized and the resulting gain or loss, if any, is recorded during the period in which such sale or retirement occurs.

Description	Expected Useful Life
Land	Not depreciated
Building	20 – 40 years
Building and land improvements	5 – 20 years
Tenant improvements	Shorter of lease term or useful life
Leasing costs	Lease term
Other intangible lease assets	Average term of leases for property
Above/below market rent assets/liabilities	Reasonably assured lease term

Depreciation is not recorded on real estate assets currently held for sale, in pre-development, or being developed or redeveloped until the building is substantially completed and ready for its intended use, and not later than one year from cessation of major construction activity.

Impairment of Properties

Investments in properties classified as held for use are carried at cost and evaluated for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. Examples of such changes in circumstances include the point at which we deem a building to be held for sale, our intended hold period changes, or when a building remains vacant significantly longer than expected. For investments in properties that we intend to hold long-term, the recoverability is based on estimated future undiscounted cash flows. If the asset carrying value is not supported on an undiscounted cash flow basis, the amount of impairment is measured as the difference between the carrying value and the fair value of the asset and is reflected in “Impairment losses” on the Consolidated Statements of Operations. The determination of fair value of real estate assets to be held for use is derived using the discounted cash flow method and involves a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Such assumptions are Level 3 fair value inputs and include, but are not limited to, projected vacancy rates, rental rates, property operating expenses and capital expenditures. The capitalization rate is also a significant driving factor in determining the property valuation and requires management’s judgment of factors such as market knowledge, historical experience, lease terms, customer financial strength, economy, demographics, environment, property location, visibility, age, physical condition and expected return requirements, among other things. The aforementioned factors are taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in additional impairment losses recorded in the Consolidated Financial Statements.

For the years ended December 31, 2017 and 2015, we recognized impairment losses of approximately $0.3 million on the disposition of one property in our Central operating segment and $2.3 million on the disposition of two properties in our East operating segments, respectively. The estimated fair values of the impaired properties were based upon the contractual sales price, a Level 2 fair value measurement. No impairment losses were recognized during the year ended December 31, 2016.

Investments in and Advances to Unconsolidated Joint Ventures

We account for our investments in and advances to unconsolidated joint ventures under the equity method because we exercise significant influence over, but do not control, these entities. Under the equity method, these investments (including advances to joint ventures) are initially recorded at cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the joint ventures, distributions received, contributions made and certain other adjustments, as appropriate. Such investments are included in “Investments in and advances to unconsolidated joint ventures” in our Consolidated Balance Sheets. Distributions from these investments that are related to cash earnings from operations are included as operating activities and distributions that are related to capital transactions are included as investing activities in our Consolidated Statements of Cash Flows.

We recognize any gains from the contribution of investment properties into an unconsolidated joint venture if the recognition criteria have been met and the cash received is not required to be reinvested. Such gains are recognized to the extent of the outside ownership interest in the joint venture in our Consolidated Statements of Operations under the heading of “Gain on dispositions of real estate interests.” Any gain related to the remaining proceeds reduces our basis in the investment in the unconsolidated joint venture, and is recognized into earnings over the weighted average life of the related property’s real estate assets. We recognize our proportionate share of the ongoing earnings or losses of each unconsolidated joint venture in “Equity in earnings of unconsolidated joint ventures, net” in our Consolidated Statements of Operations.

Impairment of Investments in and Advances to Unconsolidated Joint Ventures

We evaluate our investments in unconsolidated entities for impairment whenever events or changes in circumstances indicate that there may be an other-than-temporary decline in value. To do so, we calculate the estimated fair value of the investment using a market, income or replacement cost approach, or combination thereof. The amount of impairment recognized, if any, would be the excess of the investment’s carrying amount over its estimated fair value. We consider various factors to determine if a decline in the value of the investment is other-than-temporary. These factors are qualitative and quantitative Level 2 and 3 fair value inputs and include but are not limited to, age of the venture, our intent and ability to retain our investment in the entity, the financial condition and long-term prospects of the entity, expected term of the investment and the relationships with the other joint venture partners and its lenders. If we believe that the decline in the fair value is temporary, no impairment is recorded. The aforementioned factors are taken as a whole by management in determining the valuation of our investment. Should the actual results differ from management’s estimates, the valuation could be negatively affected and may result in a negative impact on the Consolidated Financial Statements. See “Note 4 – Investments in and Advances to Unconsolidated Joint Ventures” for additional information.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less. We have not realized any losses in our cash and cash equivalents and believe that these short-term instruments are not exposed to any significant credit risk.

Restricted Cash

Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and capital replacement reserves, security deposits and amounts held by intermediary agents to be used for tax-deferred, like-kind exchange transactions. For the years ended December 31, 2017, and December 31, 2016, approximately $9.8 million and $4.8 million, respectively, of restricted cash was included in “Cash, Cash Equivalents and Restricted Cash” in our Consolidated Statements of Cash Flows related to tax deferred, like-kind exchange transactions. The funds that had been obtained in tax deferred, like-kind exchange transactions during the year ended December 31, 2016, were utilized during the year ended December 31, 2017.

The following table presents a reconciliation of cash, cash equivalents and restricted cash reported within our Consolidated Balance Sheets to amounts reported within our Consolidated Statements of Cash Flows (in thousands):

	As of December 31,
	2017	2016
Cash and cash equivalents	$10,522	$10,286
Restricted cash	14,768	7,346
Restricted cash included in Other assets, net(1)	555	442
Total Cash, cash equivalents and restricted cash	$25,845	$18,074
(1)	Includes cash balances presented in assets held for sale in our Consolidated Balance Sheets.

Straight-line Rent and Other Receivables

Straight-line rent and other receivables include all straight-line rent and current accounts receivable, net of allowances. We maintain an allowance for estimated losses that may result from the inability of our customers to make required payments. If a customer fails to make contractual payments beyond any allowance, we may recognize additional bad debt expense in future periods equal to the net outstanding balances. As of December 31, 2017, and 2016, our allowance for doubtful accounts was approximately $0.4 million and $0.4 million, respectively.

Debt

Debt consists of fixed and variable rate secured mortgage notes, senior unsecured notes and bank unsecured credit facilities. Discounts and premiums to the principal amounts are included in the carrying value of debt and amortized to “Interest expense”

over the remaining life of the underlying debt. As of December 31, 2017, and 2016, the aggregated premium balance, net of accumulated amortization, was approximately $1.3 million and $0.1 million, respectively. For the years ended December 31, 2017, 2016, and 2015, the amortization of all premiums/discounts resulted in a reduction of interest expense of approximately $0.8 million, $1.5 million and $2.8 million, respectively.

Debt issuance costs related to a recognized liability are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability. Debt issuance costs related to line-of-credit arrangements are presented as an asset regardless of whether there are any outstanding borrowings on the line-of-credit arrangement.

Deferred loan costs include fees and costs incurred to obtain long-term financing. These fees and costs are amortized to “Interest expense” over the terms of the related loans. Accumulated amortization of deferred loan costs was approximately $7.5 million and $5.8 million as of December 31, 2017, and 2016, respectively. Our interest expense for the years ended December 31, 2017, 2016, and 2015, includes approximately $2.4 million, $2.5 million and $2.3 million for the amortization of loan costs, respectively.

Derivative Instruments and Hedging Activities

We may use interest rate swaps to manage certain interest rate risk. We record derivatives at fair value which are presented on a gross basis in “Other assets, net” or “Other liabilities” in our Consolidated Balance Sheets. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

We have determined that the majority of the inputs used to value our derivatives fall within Level 2 of the fair value hierarchy. Although, the credit valuation adjustments associated with our derivatives utilize Level 3 fair value inputs for estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties, the overall impact of this input to the overall fair value measurement is not significant, and thus our interest rate swaps are classified as Level 2 in the fair value hierarchy.

For derivatives designated as “cash flow” hedges, the change in the fair value of the derivative is initially reported in “Accumulated other comprehensive loss” in our Consolidated Balance Sheets (i.e., not included in earnings) and subsequently reclassified into earnings when the hedged transaction affects earnings or the hedging relationship is no longer highly effective. We assess the effectiveness of each hedging relationship whenever financial statements are issued. We do not use derivatives for trading or speculative purposes.

Comprehensive Income

We report comprehensive income in our Consolidated Statements of Comprehensive Income. Amounts reported in “Accumulated other comprehensive loss” related to settled hedging transactions will be amortized to “Interest expense” as the hedged forecasted transactions occur. See “Note 5 – Financial Instruments and Hedging Activities” for additional information. See “New Accounting Standards” below for additional information related to our adoption of the Derivatives and Hedging ASU.

Revenue Recognition

At the inception of a new lease arrangement, including new leases that arise from amendments, we assess the terms and conditions to determine the proper lease classification. A lease arrangement is classified as an operating lease if none of the following criteria are met: (i) transfer of ownership to the lessee, (ii) lessee has a bargain purchase option during or at the end of the lease term, (iii) the lease term is equal to 75% or more of the underlying property’s economic life, or (iv) the present value of future minimum lease payments (excluding executory costs) are equal to 90% or more of the excess estimated fair value (over retained investment tax credits) of the leased building. Generally our leases do not meet any of the other criteria above and accordingly are classified as operating leases. The Company’s weighted average lease term based on square feet is 6.3 years.

We record rental revenues on a straight-line basis under which contractual rent increases are recognized evenly over the lease term. Certain properties have leases that provide for tenant occupancy during periods where no rent is due or where minimum rent payments change during the term of the lease. Accordingly, receivables from tenants that we expect to collect over the remaining lease term are recorded on the balance sheet as straight-line rent receivables. The total increase to “Rental revenues” due to straight-line rent adjustments was approximately $5.1 million, $20.7 million and $7.1 million, respectively, for the years ended December 31, 2017, 2016, and 2015.

If the lease provides for tenant improvements, we determine whether the tenant improvements are owned by us or the tenant. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the leased asset until the tenant improvements are substantially complete. When we are the owner of the tenant improvements, any tenant improvements funded by the tenant are treated as lease payments which are deferred and amortized into rental revenues over the lease term. When the tenant is the owner of the tenant improvements, we record any tenant improvement allowance funded as a lease incentive and amortize it as a reduction of rental revenue over the lease term.

Tenant recovery income includes reimbursements due from tenants pursuant to their leases for real estate taxes, insurance, repairs and maintenance and other recoverable property operating expenses and is recognized as “Rental revenues” during the period the related expenses are incurred. The reimbursements are recognized and presented on a gross basis, as the Company is generally the primary obligor and, with respect to purchasing goods and services from third party suppliers, has discretion in selecting the supplier and bears the associated credit risk. Tenant recovery income recognized as “Rental revenues” was approximately $102.7 million, $92.0 million and $82.3 million, respectively, for the years ended December 31, 2017, 2016, and 2015.

In connection with property acquisitions qualifying as business combinations, we may acquire leases with rental rates above or below the market rental rates. Such differences are recorded as an intangible lease asset or liability and amortized to “Rental revenues” over the reasonably assured term of the related leases. We consider a reasonably assured term to be the measurement period equal to the remaining non-cancelable term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases.  The unamortized balances of these assets and liabilities associated with the early termination of leases are fully amortized to their respective revenue line items in our Consolidated Statements of Operations on a straight-line basis over the estimated remaining contractual lease term. The total net impact to “Rental revenues” due to the amortization of above and below market rents was an increase of approximately $2.9 million, $2.9 million and $3.0 million for the years ended December 31, 2017, 2016, and 2015, respectively.

Future minimum base rental payment, i.e., cash received for monthly contractual rent, due to us from our customers under the terms of non-cancelable operating leases that have commenced as of December 31, 2017 were as follows (in thousands):

Year Ended December 31,	Amounts
2018	$281,493
2019	248,916
2020	212,912
2021	166,020
2022	118,346
Thereafter	370,743
Total	$1,398,430

The schedule above does not reflect future rental revenues from the potential renewal or replacement of existing and future leases and excludes tenant recovery income. Additionally, leases where the tenant can terminate the lease with short-term notice are not included.

Early lease termination fees are recorded in “Rental revenues” on a straight-line basis over the estimated remaining contractual lease term or upon collection if collectability is not assured. During the years ended December 31, 2017, 2016, and 2015, early lease termination fees were approximately $1.5 million, $0.9 million and $2.5 million, respectively.

We earn revenues from asset management fees, acquisition fees, property management fees and fees for other services pursuant to joint venture and other third-party agreements. These are included in our Consolidated Statements of Operations in “Institutional capital management and other fees.” We recognize revenues from asset management fees, acquisition fees, property management fees and fees for other services when the related fees are earned and are realized or realizable.

We develop certain properties for specific buyers, called build-to-suit projects. We make certain judgments based on the specific terms of each project as to the amount and timing of recognition of profits from the project. Projects are generally accounted for using the percentage of completion method or full accrual method. Profits under the percentage of completion method are based on our estimates of the percentage of completion of individual contracts, commencing when the work performed under the contracts reaches a point where the final costs can be estimated with reasonable accuracy. The percentage of completion estimates are based on a comparison of the contract expenditures incurred to the estimated final costs. Changes in job performance, job conditions and estimated profitability may result in revisions to the costs and income and are recognized in the period in which the revisions are determined. If the sale recognition criteria for using the percentage of completion or full accrual methods are not met, we apply another recognition method provided by GAAP, such as the installment or cost recovery methods. The profit recognized from these projects is reported net of estimated taxes, when applicable, and is included in “Development profit, net of taxes” in our Consolidated Statements of Operations.

Stock-Based Compensation

On October 10, 2006, we established the Long-Term Incentive Plan, as amended, to grant restricted stock, LTIP Units, stock options and other awards to our personnel and directors. Awards granted under this plan are measured at fair value on the grant date and amortized to compensation expense on a straight-line basis over the service period during which the awards fully vest. Such expense is included in “General and administrative” expense in our Consolidated Statements of Operations. Options issued under the Long-Term Incentive Plan are valued using the Black-Scholes option pricing model, which relies on assumptions we make related to the expected term of the options, volatility, dividend yield and risk-free interest rate.

Income and Other Taxes

We have elected to be taxed as a REIT, as defined under the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, we generally will not be subject to U.S. federal income taxes on our net income that is distributed to our stockholders if we distribute at least 90% of our REIT taxable income to our stockholders. REITs are also subject to a number of other organizational and operational requirements. If we fail to qualify as a REIT in any taxable year, our taxable income will be subject to U.S. federal income tax at regular corporate rates. Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local and non-U.S. income taxes. We also will be required to pay a 100% tax on non-arm’s length transactions between us and our taxable REIT subsidiary, any redetermined TRS service income and on any net income from gain on property that was held for sale to customers in the ordinary course of business.

Certain of our operations (property management, asset ownership or management, sales of certain assets, etc.) may be conducted through taxable REIT subsidiaries, which are subsidiaries of the operating partnership and each of which we refer to as a TRS. A TRS is a C-corporation for which a REIT and its subsidiary C-corporation have jointly elected for the C-corporation to be a taxable REIT subsidiary of the REIT and therefore is subject to U.S. federal corporate income tax.

For our taxable REIT subsidiaries, deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for U.S. federal income tax purposes, as well as interest and loss carryforwards, and are measured using current enacted tax rates and laws that are expected to be in effect when the differences reverse. We reduce deferred tax assets by recording a valuation allowance when we determine based on available evidence that it is more likely than not that the assets will not be realized.

We recognize tax benefits of uncertain tax positions only if it is more likely than not that the tax position will be sustained, based solely on its technical merits, with the taxing authority having full knowledge of all relevant information. The measurement of a tax benefit for an uncertain tax position that meets the “more likely than not” threshold is based on a cumulative probability model under which the largest amount of tax benefit recognized is the amount with a greater than 50% likelihood of being realized upon ultimate settlement with the taxing authority having full knowledge of all the relevant information. As of December 31, 2017 and 2016, there were no unrecognized tax benefits. We do not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months. Our federal income tax returns and income tax returns for various state and local jurisdictions are subject to examination by the Internal Revenue Service for the year ended December 31, 2013 and subsequent years.

New Accounting Standards

New Accounting Standards Adopted

In February 2015, the Financial Accounting Standards Boards (“FASB”) issued an ASU that modifies the evaluation of whether limited partnerships and similar legal entities are VIEs, eliminates the presumption that a general partner should consolidate a limited partnership and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. The guidance is effective for fiscal years beginning after December 15, 2015. We adopted this standard effective January 1, 2016. We concluded the Operating Partnership meets the criteria of a VIE and DCT is the primary beneficiary. Accordingly, the Operating Partnership is consolidated within DCT’s financial statements. As the Operating Partnership was previously consolidated, the adoption of the ASU did not result in any changes to our conclusions regarding consolidation or deconsolidation of entities. In October 2016, the FASB issued an update to this ASU that modifies the evaluation method for an entity determining whether it is the primary beneficiary of a VIE. The guidance is effective for fiscal years beginning after December 15, 2016, and we adopted this guidance retrospectively in 2016. The adoption of the ASU did not result in any changes to our conclusions regarding consolidation or deconsolidation of entities and did not have an impact in our Consolidated Financial Statements.

In March 2016, the FASB issued an ASU that simplifies the accounting for share-based payment transactions, including income tax consequences, the classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2016, and effective January 1, 2017, we elected to account for forfeitures as they occur, rather than estimate expected forfeitures. The adoption of the guidance was applied prospectively and did not have a significant impact on our Consolidated Financial Statements.

In August 2016, the FASB issued an ASU that clarifies how companies should classify certain cash receipts and payments on the statement of cash flows, including equity method investee distributions, insurance proceed settlements and contingent consideration payments made following a business combination. The new standard also clarifies the predominance principle applied when cash receipts and payments have aspects of more than one class of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017. Early adoption is permitted, and we adopted this guidance retrospectively in 2016. The adoption of the guidance did not have an impact on our Consolidated Financial Statements.

In November 2016, the FASB issued an ASU that requires companies to combine restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning and end of period total amounts on the statement of cash flows. The guidance is effective for fiscal years beginning after December 15, 2017. Early adoption is permitted, and we adopted this guidance retrospectively in 2016. As a result, we have included restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning and end of period total amounts on our Consolidated Statements of Cash Flows. The effects of this standard were applied retrospectively to all prior annual periods presented within these Consolidated Financial Statements. For the year ended December 31, 2015, the effect of the change in accounting principle was the reduction in cash provided by operating activities of $1.3 million and the increase in cash used in investing activities of $28.7 million on our Consolidated Statements of Cash Flows.

In January 2017, the FASB issued an ASU that clarifies the definition of a business. The ASU is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. We adopted this standard prospectively effective January 1, 2017. As a result, we anticipate that fewer of our acquisitions made in the normal course of business will meet the definition of a business, as our typical acquisitions consist of properties whereby substantially all the fair value of gross assets acquired is concentrated in a single asset (land, building and in-place leases).

In August 2017, the FASB issued an ASU that modifies existing accounting standards for hedging to better align a company's financial reporting for hedging activities with its economic objectives. The new standard changes the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, expands and refines hedge accounting for both nonfinancial and financial risk components, and aligns the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The ASU is effective for reporting periods beginning after December 15, 2018. Early adoption is permitted, and we adopted this standard using the modified retrospective transition method in September 2017. The adoption of this standard resulted in a cumulative effect adjustment of $0.4 million recorded as a decrease to “Accumulated Other Comprehensive Loss” and an increase to “Distributions in Excess of Earnings” as of January 1, 2017. Additionally, the effects of this standard were applied to the current period resulting in an immaterial impact to our Consolidated Financial Statements for the year ended December 31, 2017.

New Accounting Standards Issued but not yet Adopted

In May 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers (“ASU 2014-09”), that requires companies to recognize revenue from contracts with customers based upon the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard also results in enhanced disclosures about revenue, provides guidance for transactions that were not previously addressed comprehensively and improves guidance for multiple-element arrangements. The FASB subsequently issued additional ASUs which improve guidance and provide clarification of the new standard. The guidance is effective for fiscal years beginning after December 15, 2017, and the Company adopted the standard effective January 1, 2018 utilizing the modified retrospective transition method.

Accordingly, the guidance will be applied prospectively to contracts which were not completed as of the date of adoption. Based on our analysis, no material change to the amount or timing of revenues recognized occurred, including those derived from institutional capital management fees, as our primary revenue stream is from relatively short-term operating leases with tenants. Additionally, our historical property dispositions have been cash sales with no contingencies and no future involvement in the property operations.

As a result of adoption, the total impact to our financial statements in the first quarter of 2018 will be a cumulative adjustment recorded as an increase of $2.3 million to “Investments in and advances to unconsolidated joint ventures” and a decrease “Distributions in excess of earnings” related to the de-recognition of deferred gains related to a previous contributions of real estate properties into our joint ventures. No other material impacts to the Consolidated Financial Statements, related disclosures or internal control environment were identified.

In February 2016, the FASB issued an ASU that modifies existing accounting standards for lease accounting. The new standard requires a lessee to record a lease asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. Revenue related to lease components will be recognized on a straight-line basis and revenue from non-lease components will be recognized in accordance with the principles of the Revenue from contracts with customers standard. Leases in which we are the lessors will be accounted as sales-type leases, direct financing leases or operating leases. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted for fiscal years beginning after December 15, 2016. The Company plans to adopt the new lease standard effective January 1, 2019 and we expect our operating leases with tenants will continue to qualify as operating leases. Revenue related to lease components will be recognized on a straight-line basis and revenue from non-lease components will be recognized in accordance with the principles of the Revenue from Contracts with Customers standard.

Upon adoption, we expect leases in which we are the lessor will continue to be accounted for as operating leases with minimal impact on the Company's financial condition or results of operation; however, this standard may impact the timing of recognition and disclosures related to our tenant recovery income earned from leasing our consolidated operating properties. Additionally, the standard only allows for lessors to capitalize incremental direct costs. As a result, the Company will no longer be able to capitalize initial direct costs related to the successful origination of new leases. During the year ended December 31, 2017, we capitalized $3.1 million of initial direct costs related to successful origination of new leases. The standard requires a modified retrospective transition approach for all capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with an option to elect certain transition relief.

Note 3 – Investment in Properties

Our consolidated investment in properties consists of our operating portfolio, properties under development, properties in pre-development, properties under redevelopment, value-add acquisitions and land held for development or other purposes. The historical cost of our investment in properties was (in thousands):

	As of December 31, 2017	As of December 31, 2016(1)
Operating portfolio	$4,249,242	$4,123,130
Properties under development	280,492	161,381
Properties in pre-development	51,883	52,998
Properties under redevelopment(2)	9,481	29,754
Value-add acquisitions(3)	68,673	54,512
Land held(4)	4,026	7,698
Total investment in properties	4,663,797	4,429,473
Less accumulated depreciation and amortization	(919,186)	(839,773)
Net investment in properties	$3,744,611	$3,589,700
(1)

Prior year amounts recasted to conform to changes to operating portfolio definition made as of Q1 2017, namely the addition of Value-Add Acquisitions are only considered in the operating portfolio upon stabilization.

(2)

Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include properties taken out of service to change the properties' use and/or enhance its functionality.

(3)	Consolidated properties that were acquired and upon acquisition met either of the following criteria:
•	Occupancy of less than 75% upon acquisition; or
•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.

Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as redevelopment properties.

(4)	Land held that is not intended to be improved or developed in the near future.

Acquisition Activity

2017 Acquisition Activity

During the year ended December 31, 2017, we acquired five buildings totaling approximately 1.3 million square feet for a total purchase price of approximately $129.0 million. As a result of our early adoption of the ASU that clarifies the definition of a business, our acquisitions are typically considered asset acquisitions as they consist of properties whereby substantially all the fair value of gross assets acquired is concentrated in the properties acquired. Acquisition costs incurred during the year ended December 31, 2017, include cumulative pre-acquisition costs that were expensed prior to January 1, 2017. The table below presents a summary of our acquisitions during 2017:

	Market	Number of Buildings	Square Feet
East Operating Segment	Orlando	1	121,000

Central Operating Segment	Chicago	1	787,000

West Operating Segment	Denver	1	44,000
	Northern California	1	73,000
	Southern California	1	300,000
	Total	3	417,000

	Total Acquisitions	5	1,325,000

2016 Acquisition Activity

During the year ended December 31, 2016, we acquired eight buildings totaling approximately 1.0 million square feet for a total purchase price of $84.3 million. Related to these acquisitions, we incurred acquisition costs of approximately $1.1 million during the year ended December 31, 2016, included in “General and administrative expense” in our Consolidated Statements of Operations. The table below presents a summary of our acquisitions during 2016:

	Market	Number of Buildings	Square Feet
Central Operating Segment	Chicago	2	139,000
	Cincinnati	1	301,000
	Dallas	1	82,000
	Total	4	522,000

West Operating Segment	Denver	1	146,000
	Northern California	1	66,000
	Southern California	2	255,000
	Total	4	467,000

	Total Acquisitions	8	989,000

Development Activity

2017 Development Activity

Our properties under development include the following:

•

Six buildings totaling approximately 1.0 million square feet that we had completed shell-construction on as of December 31, 2017, with cumulative costs to date of approximately $75.3 million. These properties were 39.0% occupied based on weighted average square feet; and

•

Nineteen projects under construction totaling approximately 4.9 million square feet with cumulative costs to date of approximately $205.2 million. These properties were 13.4% leased based on weighted average square feet as of December 31, 2017.

During the year ended December 31, 2017, we acquired land totaling approximately 344.3 acres for development in our Atlanta, Dallas, Houston, New Jersey, Northern California, Orlando, Pennsylvania and Seattle markets for approximately $57.0 million.

2016 Development Activity

Our properties under development included the following:

•	Four buildings totaling approximately 1.2 million square feet that we had completed shell-construction on as of December 31, 2016. As of December 31, 2017, these buildings have been stabilized.
•	Ten projects under construction totaling 2.6 million square feet.

During the year ended December 31, 2016, we acquired land totaling approximately 130.5 acres for development in our Baltimore/Washington D.C., Chicago, Dallas, Denver, Miami and Seattle markets for approximately $43.8 million that are under construction or held for development.

Disposition Activity

2017 Disposition Activity

During the year ended December 31, 2017, we sold 12 consolidated operating properties, totaling approximately 1.5 million square feet, to third-parties for gross proceeds of approximately $115.3 million. We recognized gains of approximately $47.1 million on the disposition of 11 properties and an impairment loss of approximately $0.3 million on one property during 2017. The impairment loss is included in “Consolidated net income of DCT Industrial Trust Inc.” in the Consolidated Statements of Operations. The table below presents a summary of our dispositions during 2017:

	Market	Number of Buildings	Square Feet
East Operating Segment	Baltimore/Washington D.C.	1	144,000
	Miami	1	49,000
	Orlando	1	193,000
	Total	3	386,000

Central Operating Segment	Cincinnati	1	66,000
	Dallas	1	50,000
	Louisville	1	300,000
	Total	3	416,000

West Operating Segment	Northern California	3	136,000
	Phoenix	3	594,000
	Total	6	730,000

	Total Dispositions	12	1,532,000

2016 Disposition Activity

During the year ended December 31, 2016, we sold 15 consolidated operating properties, totaling approximately 2.9 million square feet, to third-parties for gross proceeds of approximately $128.7 million. We recognized gains of approximately $49.9 million on the disposition of the properties. The table below presents a summary of our dispositions during 2016:

	Market	Number of Buildings	Square Feet
Central Operating Segment	Chicago	6	1,141,000
	Dallas	1	102,000
	Houston	3	273,000
	Indianapolis	3	823,000
	Louisville	1	506,000
	Total	14	2,845,000

West Operating Segment	Northern California	1	36,000

	Total Dispositions	15	2,881,000

Impairment Loss on Land

In 2017, the Company recognized a $0.9 million impairment loss on land held and used. Located in Reno, Nevada, the land was being held for future development. During 2017, the company marketed the land for sale and entered into a contract to sell, however, the purchaser ultimately canceled the contract. Based on the Company’s intent to sell and the contracted price, we recorded an impairment to recognize the land at estimated fair value, which was primarily based on level 3 fair value inputs.

Intangible Lease Assets and Liabilities

Aggregate amortization expense for intangible lease assets recognized in connection with property acquisitions (excluding assets and liabilities related to above and below market rents; see “Note 2 – Summary of Significant Accounting Policies” for additional information) was approximately $11.0 million, $11.9 million and $14.5 million for the years ended December 31, 2017, 2016, and 2015, respectively.

Our intangible lease assets and liabilities included the following (in thousands):

	December 31, 2017				December 31, 2016
	Gross	Accumulated Amortization	Net	Weighted Average Remaining Life (In Years)	Gross	Accumulated Amortization	Net
Other intangible lease assets	$62,785	$(37,114)	$25,671	9	$75,085	$(39,438)	$35,647
Above market rent	$3,134	$(1,756)	$1,378	4	$3,271	$(1,396)	$1,875
Below market rent	$(28,883)	$10,401	$(18,482)	22	$(33,029)	$11,608	$(21,421)

The following table presents the estimated net amortization of such intangible assets and liabilities and the net impact to rental revenues due to the amortization of above and below market rents for the next five years and thereafter (in thousands):

For the Period Ended December 31,	Estimated Net Amortization of Other Intangible Lease Assets	Estimated Net Increase to Rental Revenues Related to Above and Below Market Rents
2018	$7,607	$2,361
2019	5,768	1,734
2020	3,536	907
2021	1,820	735
2022	1,221	675
Thereafter	5,719	10,692
Total	$25,671	$17,104

Casualty Events

During 2017, we recorded casualty gains in our Consolidated Statements of Operations of approximately $0.3 million primarily related to an insurance settlement from a casualty event that occurred in 2016 at a property in our Southern California market.

During 2016, we recorded casualty gains in our Consolidated Statements of Operations of approximately $2.8 million primarily related to insurance settlements from casualty events in our Dallas and Northern California markets.

During 2015, a series of storms caused damage to some of our properties which were covered by insurance for all losses, subject to our deductibles. The recoveries received for damages were in excess of the sum of our incurred losses for clean-up costs and the net book value written off for the damaged property. After all contingencies relating to the casualties were resolved, we recorded casualty gains of approximately $0.4 million in our Consolidated Statements of Operations.

Note 4 – Investments in and Advances to Unconsolidated Joint Ventures

We enter into joint ventures primarily for purposes of operating and developing industrial real estate. Our investments in these joint ventures are included in “Investments in and advances to unconsolidated joint ventures” in our Consolidated Balance Sheets.

During May 2017, the Southern California Logistics Airport (“SCLA”) joint venture entered into a $30.0 million secured fixed rate term note with a maturity date of May 2024. The proceeds were used to pay down a portion of the existing term note maturing in October 2017 and as a return of contributions to the joint venture partners.

During June 2017, the TRT-DCT Venture III disposed of its three remaining properties. We received approximately $2.7 million for our share of the gross proceeds and recognized our share of the gain on the sale of approximately $1.2 million, which is included in “Equity in earnings of unconsolidated joint ventures, net” in our Consolidated Statements of Operations.

During June 2017, the SCLA joint venture completed development activities and stabilized one building totaling 0.4 million square feet.

During July 2017, the SCLA joint venture entered into a $13.5 million secured variable rate term note which bears interest at a variable rate equal to LIBOR plus a margin of 2.50% per annum with a maturity date of July 2024. The proceeds were used to return contributions to the joint venture partners. During August 2017, the SCLA joint venture entered into a pay-fixed, receive-floating interest rate swap which effectively fixed the interest rate on the related debt instrument at 4.55% with a maturity date of July 2024.

In October 2017, the SCLA joint venture entered into an agreement to extend the maturity date of its $61.0 million secured construction loan from October 2017 to October 2019.

During September 2016, the TRT-DCT Venture III disposed of one property. We received distributions of approximately $0.5 million from our share of the gross proceeds and recognized our share of the gain on the sale of approximately $0.1 million, which is included in “Equity in earnings of unconsolidated joint ventures, net” in our Consolidated Statements of Operations.

During September 2016, the SCLA joint venture completed development activities and stabilized one building totaling 0.4 million square feet.

During December 2016, the DCT/SPF Industrial Operating LLC joint venture acquired a 10.8 acre parking lot adjacent to a property located in the Cincinnati market owned by the venture. Our share of the purchase price was approximately $0.5 million.

The following table summarizes our unconsolidated joint ventures (dollars in thousands):

	As of December 31, 2017		Investments in and Advances to as of
Unconsolidated Joint Ventures	Ownership Percentage	Number of Buildings	December 31, 2017	December 31, 2016
Institutional Joint Ventures:
DCT/SPF Industrial Operating LLC	20.0%	13	$36,630	$37,588
TRT-DCT Venture III	10.0%	—	220	1,546
Total Institutional Joint Ventures		13	36,850	39,134
Other:
SCLA(1)	50.0%	8	35,381	56,472
Total		21	$72,231	$95,606
(1)

Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Our aggregate investment in these unconsolidated joint ventures at December 31, 2017, and 2016, of approximately $72.2 million and $95.6 million, respectively, exceeds our share of the underlying equity in the net assets of the joint ventures by approximately $12.8 million and $13.0 million, respectively, primarily due to costs incurred in connection with the ventures and capitalized interest prior to commencement of planned principal operations.

Institutional Capital Management Joint Ventures

DCT/SPF Industrial Operating LLC

During 2007, we entered into a joint venture agreement with Industrial Acquisition LLC (“JP Morgan”), an entity advised by JPMorgan Asset Management, to form DCT/SPF Industrial Operating LLC (“JP Morgan Venture”) that owns and operates industrial properties located in the U.S. Our actual ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2017, our ownership interest is 20.0%. As a result of our contribution of properties into the JP Morgan Venture in 2007, we have deferred gains of $2.3 million as of December 31, 2017, which have previously been recognized through earnings over the weighted average life of the related properties; however, the remaining deferred gain will be fully de-recognized upon the adoption of ASU 2014-09 effective January 1, 2018. See “Note 2 – Summary of Significant Accounting Policies, New Accounting Standards” for additional information.

TRT-DCT Industrial Joint Ventures III

We formed a joint venture with DCDPF, TRT-DCT Industrial Joint Venture III, G.P. (“TRT-DCT Venture III”), on September 9, 2008. Our ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions. As of December 31, 2017, our ownership interest is 10%, however, we disposed of its three remaining properties during 2017 as discussed above.

Development Projects in Unconsolidated Joint Ventures

SCLA

During 2006, we entered into a joint venture agreement with Stirling Airports International, LLC, (“Stirling”), an unrelated third-party, to be the master developer of up to 4,350 acres in Victorville, California, part of the Inland Empire submarket in Southern California. The development project is located at the former George Air Force Base which closed in 1992 and is now known as SCLA. Stirling entered into two master development agreements which gave it certain rights to be the exclusive developer of the SCLA development project through 2019 (including certain extensions) and assigned these rights to the SCLA joint venture upon the closing of the venture. While our exact share of the equity interests in the SCLA joint venture will depend on the amount of capital we contribute and the timing of contributions and distributions, the SCLA joint venture contemplates an equal sharing between us and Stirling of residual profits and cash flows after all priority distributions. As of December 31, 2017, the SCLA joint venture owned eight operating buildings comprised of 3.0 million square feet which were 99.9% occupied, an additional 165.5 acres of land available for development.

Guarantees

There are no lines of credit or side agreements related to, or between, our unconsolidated joint ventures and us, and there are no derivative financial instruments between our unconsolidated joint ventures and us. In addition, we do not believe we have any material exposure to financial guarantees.

Note 5 – Financial Instruments and Hedging Activities

Fair Value of Financial Instruments

As of December 31, 2017 and 2016, the fair values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximated their carrying values due to the short-term nature of settlement of these instruments. The fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies we believe to be appropriate estimates for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates. Our estimates may differ from the actual amounts that we could realize upon disposition. The following table summarizes these financial instruments (in thousands):

	As of December 31, 2017		As of December 31, 2016
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value
Borrowings:(1)
Senior unsecured revolving credit facility	$234,000	$234,000	$75,000	$75,000
Fixed rate debt(2)	$1,370,421	$1,419,518	$1,411,349	$1,475,605
Variable rate debt	$125,000	$123,020	$150,000	$150,427

Interest rate contracts:
Interest rate swap asset(3)	$3,866	$3,866	$2,084	$2,084
(1)

The fair values of our borrowings were estimated using a discounted cash flow methodology. Credit spreads and market interest rates used to determine the fair value of these instruments are based on unobservable Level 3 inputs which management has determined to be its best estimate of current market values.

(2)	The carrying amount of our fixed rate debt includes premiums and discounts and excludes deferred loan costs.
(3)

The fair value of our interest rate swap is determined using the market standard methodology of netting the discounted future fixed cash flows and the discounted expected variable cash flows based on an expectation of future interest rates derived from Level 2 observable market interest rate curves. The asset or liability is included in “Other assets, net” or “Other liabilities,” respectively, in our Consolidated Balance Sheets.

Hedging Activities

To manage interest rate risk for variable rate debt and issuances of fixed rate debt, we primarily use treasury locks and interest rate swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. Such derivatives have been used to hedge the variability in existing and future interest expense associated with existing variable rate borrowings and forecasted issuances of debt, which may include issuances of new debt, as well as refinancing of existing debt upon maturity.

Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.

For derivatives designated as “cash flow” hedges, the change in the fair value of the derivative is initially reported in “Other comprehensive income” (“OCI”) in our Consolidated Statements of Comprehensive Income (i.e., not included in earnings) and subsequently reclassified into “Interest expense” when the hedged transaction affects earnings or the hedging relationship is no longer highly effective. We assess the effectiveness of each hedging relationship whenever financial statements are issued or earnings are reported and at least every three months. We do not use derivatives for trading or speculative purposes.

During June 2013, certain of our consolidated ventures entered into two pay-fixed, receive-floating interest rate swaps to hedge the variability of future cash flows attributable to changes in the 1 month USD LIBOR rates. The pay-fixed, receive-floating interest rate swaps have an effective date of June 2013 and a maturity date of June 2023. These interest rates swaps effectively fix the interest rate on the related debt instruments at 4.72%. As of December 31, 2017 and 2016, we had borrowings payable subject to these pay-fixed, receive-floating interest swaps with aggregate principal balances of approximately $6.4 million and $6.6 million, respectively.

During December 2015, we entered into a pay-fixed, receive-floating interest rate swap to hedge the variability of future cash flows attributable to changes in the 1 month USD LIBOR rates on our $200.0 million unsecured term loan. The pay-fixed, receive-floating interest rate swap has an effective date of December 2015 and a maturity date of December 2022. The interest rate swap effectively fixes the interest rate on the related debt instrument at 3.31%, however, there is no floor on the variable interest rate of the swap whereas the current variable-rate debt is subject to a 0.0% floor. In the event that USD LIBOR is negative, the Company will make payments to the hedge counterparty equal to the negative spread between USD LIBOR and zero. During the year ended December 31, 2016, we recorded a non-cash charge of approximately $0.4 million of hedge ineffectiveness in earnings attributable to a 0.0% floor mismatch in the hedging relationships (i.e., there is no floor on the variable interest rate of the swap whereas the current variable rate debt from which the hedged forecasted transactions are expected to flow is subject to a 0.0% floor on the USD LIBOR component of the interest rate). See “Note 2 – Summary of Significant Accounting Policies” for the impact to the Consolidated Financial Statements from the adoption of the Derivatives and Hedging ASU in September 2017. As of December 31, 2017 and 2016, the entire $200.0 million principal amount of the term loan was subject to this pay-fixed, receive-floating interest swap.

The following table presents the effect of our derivative financial instruments on our accompanying Consolidated Financial Statements (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Derivatives in Cash Flow Hedging Relationships
Interest Rate Swaps:
Amount of gain (loss) recognized in OCI for derivatives	$529	$(1,068)	$(463)
Amount of loss reclassified from accumulated OCI for derivatives into interest expense and equity in earnings of unconsolidated joint ventures, net	$(5,428)	$(6,611)	$(4,785)
Amount of loss recognized in interest expense (ineffective portion and amount excluded from effectiveness testing)	$—	$(414)	$—

Amounts reported in “Accumulated other comprehensive loss” related to derivatives will be amortized to “Interest expense” as interest payments are made on our current debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $3.8 million will be reclassified from “Accumulated other comprehensive loss” to “Interest expense” resulting in an increase in interest expense.

Note 6 – Outstanding Indebtedness

As of December 31, 2017, our outstanding indebtedness of approximately $1.7 billion consisted of mortgage notes, senior unsecured notes and bank unsecured credit facilities, excluding approximately $51.9 million representing our proportionate share of non-recourse debt associated with unconsolidated joint ventures. As of December 31, 2016, our outstanding indebtedness of $1.6 billion consisted of mortgage notes, senior unsecured notes and bank unsecured credit facilities, excluding approximately $35.2 million representing our proportionate share of non-recourse debt associated with unconsolidated joint ventures.

As of December 31, 2017, the gross book value of our consolidated properties was approximately $4.7 billion and the gross book value of all properties securing our mortgage debt was approximately $0.5 billion. As of December 31, 2016, the total gross book value of our consolidated properties was approximately $4.4 billion and the gross book value of all properties securing our mortgage debt was approximately $0.6 billion. Our debt has various covenants with which we were in compliance as of December 31, 2017 and 2016.

Our outstanding indebtedness is summarized below (in thousands, see footnotes on following page):

			As of December 31,
	Interest Rate(1)	Maturity Date	2017	2016
Senior Unsecured Notes:
9 year, fixed rate	5.43%	Apr-20	$50,000	$50,000
Private Placement 7 year, fixed rate	6.31%	Jun-17	—	51,000
Private Placement 8 year, fixed rate	6.52%	Jun-18	41,500	41,500
Private Placement 11 year, fixed rate	6.95%	Jun-21	77,500	77,500
2011 Private Placement 7 year, fixed rate	4.69%	Aug-18	40,000	40,000
2011 Private Placement 8 year, fixed rate	4.97%	Aug-19	46,000	46,000
2011 Private Placement 10 year, fixed rate	5.42%	Aug-21	15,000	15,000
2011 Private Placement 11 year, fixed rate	5.50%	Aug-22	40,000	40,000
2011 Private Placement 12 year, fixed rate	5.57%	Aug-23	35,000	35,000
2012 Private Placement 10 year, fixed rate(2)	4.21%	Sep-22	90,000	90,000
2016 Private Placement 8 year, fixed rate	3.75%	Aug-24	80,000	80,000
2016 Private Placement 10 year, fixed rate	3.92%	Aug-26	90,000	90,000
2016 Private Placement 12 year, fixed rate	4.02%	Aug-28	80,000	80,000
2013 Bonds, 10 year, fixed rate(2)	4.50%	Oct-23	325,000	275,000
Mortgage Secured Notes:
Airport Distribution Center	6.88%	Apr-17	—	17,439
1725 Puyallup Street	6.11%	Apr-17	—	3,470
6740 Dorsey	5.62%	Jun-17	—	8,200
State Highway 225	6.25%	Aug-17	—	5,451
Miami Commerce Center	6.91%	Oct-18	532	1,200
Cabot	6.17%	Feb-19	46,847	47,808
Cabot(2)	6.11%	Feb-20	61,027	62,295
6400 Hollister	6.70%	Apr-20	5,899	6,075
7425 Pinemont	6.25%	Jul-20	2,322	2,367
1050 Northbrook Parkway	5.50%	Jan-21	2,506	2,690
1625 Rollins Road	4.25%	Dec-21	16,881	17,451
Haven A	7.29%	Oct-22	4,762	5,572
1450 Remington Blvd	6.72%	Nov-22	5,053	5,912
Haven G(3)	4.72%	Jun-23	873	898
740 Palmyrita(3)	4.72%	Jun-23	5,573	5,729
6th & Rochester	4.96%	Aug-23	2,024	2,326
1555 Oakley Industrial Blvd	5.75%	Aug-25	4,832	5,327
Total			1,169,131	1,211,210
Premiums/Discounts, Net of Amortization	N/A		1,290	139
Deferred Loan Costs, Net of Amortization	N/A		(4,650)	(4,956)
Total Senior Unsecured Notes and Mortgage Notes, net	N/A		1,165,771	1,206,393
Bank Unsecured Credit Facilities:
Senior unsecured revolving credit facility	2.49%	Apr-19	234,000	75,000
2017 Notes, variable rate	1.82%	Apr-17	—	25,000
2020 Notes, variable rate	2.59%	Apr-20	125,000	125,000
2022 Notes, fixed rate(3)	3.31%	Dec-22	200,000	200,000
Deferred Loan Costs, Net of Amortization(4)			(2,417)	(2,465)
Total Bank Unsecured Credit Facilities			556,583	422,535
Total Carrying Value of Debt			$1,722,354	$1,628,928

Fixed Rate Debt(5)	4.68%		$1,369,131	$1,411,210
Premiums/Discounts, Net of Amortization	N/A		1,290	139
Deferred Loan Costs, Net of Amortization(4)	N/A		(7,067)	(7,421)
Variable Rate Debt(5)	2.53%		359,000	225,000
Total Carrying Value of Debt	N/A		$1,722,354	$1,628,928

(1)	Interest rates for fixed rate debt are stated rates. Interest rates for variable rate debt are the interest rate charged as of the last payment in 2017.
(2)	We settled certain derivative instruments related to these notes and the settlement amount of these derivative instruments are amortized to interest expense over the life of the assigned notes.
(3)	Reflects the effective interest rate as a result of pay-fixed, receive-floating interest swaps as described in “Note 5 – Financial Instruments and Hedging Activities.”
(4)	Excludes deferred loan costs for line-of-credit arrangements, net of amortization, of approximately $1.2 million and $2.2 million as of December 31, 2017 and 2016, respectively.
(5)	Weighted average interest rates are based upon outstanding balances as of December 31, 2017.

Debt Issuance, Payoffs and Refinancing

During December 2015, we entered into a $200.0 million variable rate senior unsecured term loan which matures on December 10, 2022, and bears interest at a variable rate equal to 1 month USD LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. We primarily used the proceeds to pay down the senior unsecured revolving credit facility and for general corporate purposes. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap which effectively fixes the interest rate on the term loan at 3.31% through maturity, however, there is no floor on the variable interest rate of the swap whereas the current variable-rate debt is subject to a 0.0% floor. In the event that USD LIBOR was negative, the Company would make payments to the hedge counterparty equal to the spread between USD LIBOR and zero. During December 2017, we amended the senior unsecured term loan, lowering our margin to between .90% to 1.75% per annum effective January 1, 2018, and based on our public debt credit rating, resulted in a fixed rate of 2.81% beginning on that date.

During March 2017, the Operating Partnership issued $50.0 million aggregate principal amount of 4.50% senior notes due 2023 at 103.88% of face value in a public offering for net proceeds of approximately $51.2 million after offering costs and excluding accrued interest of approximately $0.9 million. The notes were issued under our indenture dated October 9, 2013, and form part of the same series as our previously issued 4.50% senior notes due 2023. We primarily used the net proceeds to pay down our senior unsecured revolving credit facility and for general corporate purposes.

During March 2017, we repaid the remaining $25.0 million outstanding on our $100.0 million term loan maturing April 2017 at par using proceeds from our senior unsecured revolving credit facility.

During June 2017, we paid-off our $51.0 million senior unsecured note at par maturing June 2017 using proceeds from our senior unsecured revolving credit facility and proceeds from the issuance of common stock under our continuous equity offering program.

During the year ended December 31, 2017, we paid-off four mortgage notes totaling $34.5 million maturing in 2017 at par using proceeds from our senior unsecured revolving credit facility.

During August 2016, we issued $250.0 million of fixed rate senior unsecured notes in a private placement offering. The notes have an average term of 10 years, a weighted average interest rate of 3.90% and require semi-annual interest payments. We primarily used the proceeds to pay down our senior unsecured revolving credit facility, payoff a $49.0 million senior unsecured note at maturity and for the early payoff of a $75.0 million portion of our $100.0 million senior unsecured term loan maturing in April 2017.

Line of Credit

As of December 31, 2017, we had $234.0 million outstanding and $164.1 million available under our $400.0 million senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million. As of December 31, 2016, we had $75.0 million outstanding and $323.1 million available under our senior unsecured revolving credit facility, net of two letter of credit totaling $1.9 million.

Guarantee of Debt

DCT has guaranteed the Operating Partnership’s obligations with respect to the senior unsecured notes and the bank unsecured credit facilities.

Interest Expense and Capitalized Interest

During the years ended December 31, 2017, 2016, and 2015, we incurred interest expense of approximately $79.1 million, $73.9 million and $69.9 million, respectively. We capitalized approximately $13.0 million, $9.9 million and $15.8 million of interest in 2017, 2016, and 2015, respectively, associated with certain development, redevelopment and other construction activities.

Debt Maturities

The following table presents the scheduled maturities of our debt and regularly scheduled principal amortization, excluding unamortized premiums, discounts and deferred loan costs as of December 31, 2017 (in thousands):

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities		Total
2018	$81,500	$6,747	$—		$88,247
2019	46,000	51,344	234,000		331,344
2020	50,000	71,933	125,000	(1)	246,933
2021	92,500	18,436	—		110,936
2022	130,000	3,116	200,000	(1)	333,116
Thereafter	610,000	7,555	—		617,555
Total	$1,010,000	$159,131	$559,000		$1,728,131
(1)	The term loan facilities are presented in “Senior unsecured notes” in our Consolidated Balance Sheets.

Note 7 – Commitments and Contingencies

Legal Matters

We are a party to various legal actions and administrative proceedings arising in the ordinary course of business, some of which may be covered by liability insurance, and none of which we expect to have a material adverse effect on our consolidated financial condition or results of operations.

Operating Leases

The following table presents our contractual obligations as of December 31, 2017, specifically our obligations under operating lease agreements and ground lease agreements (in thousands):

Year Ended December 31,	Operating Leases	Ground Leases
2018	$1,345	$938
2019	1,341	906
2020	1,297	901
2021	1,019	609
2022	784	551
Thereafter	1,154	8,029
Total	$6,940	$11,934

Substantially all of the office space and equipment subject to the operating leases are for the use at our corporate, regional and market offices. Rent expense recognized was approximately $1.4 million, $1.2 million and $1.1 million during the years ended December 31, 2017, 2016, and 2015, respectively.

Note 8 – Noncontrolling Interests

DCT

Noncontrolling interests are the portion of equity, or net assets, in a subsidiary not attributable, directly or indirectly, to a parent. Noncontrolling interests of DCT primarily represent limited partnership interests in the Operating Partnership and equity interests held by third party partners in consolidated real estate investments, including related parties as discussed in “Note 12 – Related Party Transactions.” Our noncontrolling interests held by third-party partners in our consolidated joint ventures totaled $15.1 million and $13.1 million as of December 31, 2017, and 2016, respectively. Our noncontrolling interests’ share of consolidated net income totaled $5.0 million, $5.0 million and $8.9 million for the years ended December 31, 2017, 2016, and 2015, respectively.

Operating Partnership

Equity interests in the Operating Partnership held by third parties and LTIP Units, as defined in “Note 9 – Stockholders’ Equity of DCT and Partners’ Capital of the Operating Partnership,” are classified as permanent equity of the Operating Partnership and as noncontrolling interests of DCT in the Consolidated Balance Sheets.

All income attributable to noncontrolling interest holders for all periods presented in the Operating Partnership’s Consolidated Statements of Operations is income from continuing operations.

Note 9 – Stockholders’ Equity of DCT and Partners’ Capital of the Operating Partnership

DCT

Common Stock

As of December 31, 2017, and 2016, approximately 93.7 million and 91.5 million shares of common stock were issued and outstanding, respectively.

On September 10, 2015, we registered a continuous equity offering program, to replace our continuous equity offering program previously registered on May 29, 2013, whereby the Company may issue 5.0 million shares of common stock, at a par value of $0.01 per share, from time-to-time through September 10, 2018, in “at-the-market” offerings or certain other transactions. During the years ended December 31, 2017, and 2016, we issued approximately 1.8 million and 2.5 million shares of common stock through the continuous equity offering program, at a weighted average price of $54.48 and $43.98 per share for proceeds of approximately $95.5 million and $107.0 million, net of offering costs, during each respective period. The proceeds from the sale of shares of common stock were contributed to the Operating Partnership for an equal number of OP units in the Operating Partnership and were used for general corporate purposes, including funding developments and redevelopments. As of December 31, 2017, approximately 0.7 million shares of common stock remain available to be issued under the current offering.

During the years ended December 31, 2017, 2016, and 2015, we issued approximately 0.1 million, 0.1 million and 0.1 million, respectively, shares of common stock related to vested shares of restricted stock, phantom shares and stock option exercises.

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation, as amended, do not provide for cumulative voting in the election of our directors. Therefore, the holders of the majority of the outstanding shares of common stock can elect the entire board of directors. Subject to any preferential rights of any outstanding series of our preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of our common stock are entitled to such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares issued in our public offerings are fully paid and non-assessable shares of common stock. Holders of our common stock do not have preemptive rights.

Operating Partnership

OP Units

For each share of common stock issued by DCT, the Operating Partnership issues a corresponding OP Unit to DCT in exchange for the contribution of the proceeds from the stock issuances.

As of December 31, 2017, and 2016, DCT owned approximately 96.6% and 96.3%, respectively, of the outstanding equity interests in the Operating Partnership. The remaining common partnership interests in the Operating Partnership were owned by executives of the Company and non-affiliated limited partners.

Limited partners have the right to require the Company to redeem all or a portion of the OP Units held by the limited partner at a redemption price equal to and in the form of the Cash Amount (as defined in the Partnership Agreement), provided that such OP Units have been outstanding for at least one year. The Company may, in its sole discretion, purchase the OP Units by paying to the limited partner either the Cash Amount or the REIT Shares Amount (generally one share of DCT’s common stock for each OP Unit), as defined in the Partnership Agreement.

During the years ended December 31, 2017, 2016, and 2015, approximately 0.3 million, 0.7 million and 0.3 million OP Units were redeemed for approximately $2.7 million, $5.2 million and $4.1 million in cash and approximately 0.3 million, 0.6 million and 0.2 million shares of DCT common stock, respectively. The OP Unit redemptions exclude LTIP Unit redemptions, see “LTIP Units” within “Note 11 – Equity Based Compensation” for further details.

As of December 31, 2017, 2016, and 2015, there were approximately 3.2 million, 3.5 million and 4.0 million outstanding OP Units in each corresponding period held by entities other than DCT and redeemable, with an aggregate redemption value of approximately $191.0 million, $168.9 million and $150.9 million based on the $58.78, $47.88 and $37.37 per share closing price of DCT’s common stock on December 31, 2017, 2016, and 2015, respectively. As of December 31, 2017, 2016 and 2015, included in OP Units were approximately 0.8 million, 0.7 million and 0.6 million vested LTIP Units issued under our Long-Term Incentive Plan, respectively.

Allocations of Net Income and Net Losses to Partners

The Operating Partnership’s net income and loss will generally be allocated to the general partner and the limited partners in accordance with the respective percentage interests in the OP Units issued by the Operating Partnership.

Dividend Reinvestment and Stock Purchase Plan

We offer shares of common stock through the Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan permits stockholders to acquire additional shares with quarterly dividends and to make additional cash investments to buy shares directly. Shares of common stock may be purchased in the open market, through privately negotiated transactions, or directly from us as newly issued shares of common stock. All shares issued under the Plan were either acquired in the open market or newly issued.

Preferred Shares

Our board of directors, through the articles of incorporation, as amended, has the authority to authorize the issuance of 50,000,000 preferred shares of any class or series. The rights and terms of such preferred shares will be determined by our board of directors. However, the voting rights of preferred stockholders shall never exceed the voting rights of common stockholders. As of December 31, 2017, and 2016, we had no outstanding shares of preferred stock.

Shares-in-Trust

Our board of directors, through the articles of incorporation, as amended, has the authority to authorize the issuance of 100,000,000 shares-in-trust which are shares that are automatically exchanged for common or preferred shares as a result of an event that would cause an investor to own, beneficially or constructively, a number of shares in excess of certain limitations. As of December 31, 2017, and 2016, we had no outstanding shares-in-trust.

Distributions

Our distributions are calculated based upon the total number of shares of our common stock and OP Units outstanding on the distribution record date as declared by our board of directors. We accrue and pay distributions on a quarterly basis. The following table presents the distributions that have been paid and/or declared to date by our board of directors:

Amount Declared During Quarter Ended in 2017:	Per Share	Date Paid
December 31,	$0.36	January 4, 2018
September 30,	0.31	October 18, 2017
June 30,	0.31	July 12, 2017
March 31,	0.31	April 12, 2017
Total 2017	$1.29

Amount Declared During Quarter Ended in 2016:		Date Paid
December 31,	$0.31	January 5, 2017
September 30,	0.29	October 19, 2016
June 30,	0.29	July 13, 2016
March 31,	0.29	April 13, 2016
Total 2016	$1.18

Amount Declared During Quarter Ended in 2015:		Date Paid
December 31,	$0.29	January 7, 2016
September 30,	0.28	October 14, 2015
June 30,	0.28	July 15, 2015
March 31,	0.28	April 15, 2015
Total 2015	$1.13

Note 10 – Net Earnings per Share/Unit

We use the two-class method of computing net earnings per common share/unit which is an earnings allocation formula that determines net earnings per share/unit for common stock/unit and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Under the two-class method, net earnings per common share/unit are computed by dividing the sum of distributed earnings to common stockholders/OP Unitholders and undistributed earnings allocated to common stockholders/OP Unitholders by the weighted average number of common shares/units outstanding for the period.

A participating security is defined by GAAP as an unvested share-based payment award containing non-forfeitable rights to dividends and must be included in the computation of earnings per share/unit pursuant to the two-class method. Nonvested restricted stock and LTIP Units are considered participating securities as these share-based awards contain non-forfeitable rights to dividends irrespective of whether the awards ultimately vest or expire.

DCT

The following table presents the computation of basic and diluted weighted average common shares outstanding (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Denominator
Weighted average common shares outstanding – basic	92,574	89,867	88,182
Effect of dilutive securities:
Stock options and phantom stock	114	115	332
Weighted average common shares outstanding – diluted	92,688	89,982	88,514

Operating Partnership

The following table presents the computation of basic and diluted weighted average OP Units outstanding (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Denominator
Weighted average OP Units outstanding – basic	96,044	93,779	92,409
Effect of dilutive securities:
Stock options and phantom stock	114	115	332
Weighted average OP Units outstanding – diluted	96,158	93,894	92,741

DCT and the Operating Partnership

Potentially Dilutive Shares

For the years ended December 31, 2017, 2016, and 2015, DCT excluded from diluted earnings per share the weighted average common share equivalents related to 3.5 million, 3.9 million and 4.2 million OP Units, respectively, because their effect would be anti-dilutive.

Note 11 – Equity Based Compensation

Long-Term Incentive Plan

On October 10, 2006, the Company established the Long-Term Incentive Plan, as amended, to grant restricted stock, stock options and other awards to our personnel and directors, as defined in the plan. Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock subject to such awards may not exceed 5.8 million shares and in no event may any optionee receive options for more than 0.5 million shares on an annual basis.

Phantom Shares

Pursuant to the Long-Term Incentive Plan, as amended, the Company may grant phantom shares to non-employee directors. Phantom shares generally vest upon the first anniversary of the grant date, depending on the grant. Once vested and at the discretion of the grantee, the phantom stock can be converted into either cash or DCT common stock at the option of the Company. Phantom shares are recorded at their fair value on the date of grant and are amortized on a straight-line basis over the service period during which term the shares fully vest.

Restricted Stock

Restricted stock is recorded at fair value on the date of grant, based the closing price of our common stock, and amortized on a straight-line basis over the service period during which the stock vests. Restricted stock generally vests ratably over a period of four to five years, depending on the grant. Restricted stock represents the right to receive one share of DCT common stock in the future, have no exercise price, and receive distributions equally along with common shares.

LTIP Units

Pursuant to the Long-Term Incentive Plan, as amended, the Company may grant limited partnership interests in the Operating Partnership called LTIP Units. Vested LTIP Units may be redeemed by the Company in cash or DCT common stock, at the discretion of the Company, on a one-for-one basis with common shares, subject to certain restrictions of the Partnership Agreement. LTIP Units receive distributions equally along with common shares. LTIP Units generally vest ratably over a period of four to five years, depending on the grant. LTIP Unit equity compensation is amortized into expense over the service period during which the units vest.

During the year ended December 31, 2017, approximately 0.1 million LTIP Units were granted to certain senior executives, which vest over a four year period with a total fair value of $5.9 million at the date of grant as determined by a lattice-binomial option-

pricing model based on a Monte Carlo simulation using a weighted average volatility factor of 19% and a weighted average risk-free interest rate of 1.93%.

During the year ended December 31, 2016, approximately 0.2 million LTIP Units were granted to certain senior executives, which vest over a four year period with a total fair value of $6.3 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a weighted average volatility factor of 23% and a weighted average risk-free interest rate of 1.28%.

During the year ended December 31, 2015, approximately 0.2 million LTIP Units were granted to certain senior executives, which vest over a four year period with a total fair value $7.3 million at the date of grant as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a weighted average volatility factor of 26% and a weighted average risk-free interest rates of 1.28%.

Additionally, in December 2015, we entered into a resignation agreement and consulting agreement with a senior executive. We recognized $3.6 million of expense for the year ended December 31, 2015, in “General and administrative” expense in our Consolidated Statement of Operations related to the following equity grants. Approximately 61,000 LTIP Units were granted, of which approximately 35,000 LTIP Units vested immediately and 26,000 LTIP Units vest over a one year period. The fair value of the awards was $2.1 million as determined by a lattice-binomial option-pricing model based on a Monte Carlo simulation using a volatility factor of 23% and a weighted average risk-free rate of 1.76%. Additionally, vesting was accelerated on approximately 38,000 of unvested LTIP Units and approximately 6,000 LTIP Units were accelerated to vest within one year resulting in an additional $1.5 million of expense for the year ended December 31, 2015.

The following table summarizes the number of awards redeemed and converted to DCT’s common stock on a one for one basis, the fair value at vesting date for the awards vested during the period and the number of awards outstanding at period end related to phantom shares, restricted stock and LTIP Units:

	Phantom Shares	Restricted Stock	LTIP Units(1)
During the year ended December 31, 2017:
Common stock issued for vested units (in thousands)	22	31	52
Fair value of units vested (in millions)	$0.7	$2.0	$9.0
Units outstanding at end of period (in thousands)	76	94	1,178
During the year ended December 31, 2016:
Common stock issued for vested units (in thousands)	4	38	111
Fair value of units vested (in millions)	$0.6	$1.7	$10.7
Units outstanding at end of period (in thousands)	85	109	1,168
During the year ended December 31, 2015:
Common stock issued for vested units (in thousands)	4	58	60
Fair value of units vested (in millions)	$0.5	$2.1	$6.3
Units outstanding at end of period (in thousands)	75	107	1,097
(1)

During the years ended December 31, 2017, 2016, and 2015, approximately 81,000, 13,000 and 8,000 LTIP Units were redeemed for approximately $4.5 million, $0.5 million and $0.3 million in cash during each respective period.

The following table summarizes additional information concerning our unvested phantom shares, restricted stock and LTIP Units (shares in thousands):

	Phantom Shares		Restricted Stock		LTIP Units
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2014	16	$31.28	164	$27.77	457	$25.66
Granted	15	33.70	28	37.68	315	35.17
Vested	(16)	31.28	(58)	26.57	(178)	24.56
Forfeited	—	—	(28)	30.21	(47)	30.57
Unvested at December 31, 2015	15	33.70	106	30.33	547	27.13
Granted	14	41.43	54	36.25	194	32.71
Vested	(15)	33.70	(45)	28.50	(281)	30.84
Forfeited	—	—	(6)	34.14	—	—
Unvested at December 31, 2016	14	41.43	109	33.80	460	32.42
Granted	13	51.10	36	44.30	143	41.12
Vested	(14)	41.43	(43)	31.86	(187)	31.82
Forfeited	—	—	(8)	38.86	—	—
Unvested at December 31, 2017	13	$51.10	94	$38.25	416	$35.68

Stock Options

The Company may grant stock options to certain employees pursuant to our Long-Term Incentive Plan, as amended. The term of such options is 10 years from the date of grant unless forfeited earlier and the period during which the right to exercise such options fully vests ranges from four to five years from the date of grant. No stock options were granted under our Long-Term Incentive Plan, as amended, prior to 2007. During the year ended December 31, 2017, we issued approximately 21,000 shares of common stock upon the exercise of options to purchase DCT’s common stock by certain employees. There were no options granted during the years ended December 31, 2017, 2016, and 2015.

Independent Director Option Plan

Prior to October 6, 2006, we granted stock options under the Independent Director Option Plan, which we used in an effort to attract and retain qualified independent directors. No options were issued under this plan subsequent to 2006.

Stock Options Summary Table

Stock options granted under the Long-Term Incentive Plan, as amended, and the Independent Director Option Plan are amortized on a straight-line basis over the service period during which the right to exercise such options fully vests.

The following table presents total options outstanding, granted, exercised, and expired or forfeited, as well as the total options exercisable as of December 31, 2017 (number of options and intrinsic value in thousands):

	Independent Director Option Plan	Long-Term Incentive Plan(1)	Weighted Average Exercise Price Per Share	Weighted Average Fair Value of Options Granted During the Year	Weighted Average Remaining Contractual Life (Years)	Intrinsic Value
Issued and outstanding as of December 31, 2014	9	451	$31.78
Granted	—	—	—	$—
Exercised	—	(116)	24.26			$1,391
Forfeited and/or expired	(5)	(9)	32.42
Issued and outstanding as of December 31, 2015	4	326	$34.40
Granted	—	—	—	$—
Exercised	(3)	(159)	36.67			$1,545
Forfeited and/or expired	(1)	(1)	44.69
Issued and outstanding as of December 31, 2016	—	166	$32.09
Granted	—	—	—	$—
Exercised	—	(100)	34.02			$1,816
Forfeited and/or expired	—	(19)	45.84
Issued and outstanding as of December 31, 2017	—	47	$22.33		1.6	$1,713
Exercisable as of December 31, 2017	—	47	$22.33		1.6	$1,713
(1)	During the year ended December 31, 2017, approximately 79,000 stock options were used to net settle taxable amounts due upon the exercise of options to purchase DCT common stock by certain employees.

Equity Compensation Expense

The following table summarizes the amount recorded in “General and administrative” expense in our Consolidated Statement of Operations for the amortization of phantom shares, restricted stock, LTIP Units and stock options (in millions):

	For the Year Ended December 31,
	2017	2016	2015
Phantom shares	$0.6	$0.5	$0.5
Restricted stock	1.4	1.4	1.3
LTIP Units	5.5	5.2	8.8
Stock options	—	—	—
Total equity compensation expense	7.5	7.1	10.6
Less: Amount capitalized due to development and leasing activities	(1.5)	(1.4)	(1.6)
Net equity compensation	$6.0	$5.7	$9.0

The following table summarizes the remaining unrecognized expense and remaining period over which we expect to amortize the expense as of December 31, 2017, related to phantom shares, restricted stock, LTIP Units and stock options (dollars in millions):

	Unrecognized Expense as of December 31, 2017	Remaining Period to Recognize Expense
Phantom shares	$0.3	6 months
Restricted stock	$2.3	2.6 years
LTIP Units	$9.3	2.3 years
Stock options	$0.0	N/A

Note 12 – Related Party Transactions

8th and Vineyard Consolidated Joint Venture

In May 2010 we entered into the 8th and Vineyard joint venture with Iowa Investments, LLC, an entity owned by our former president, to purchase 19.3 acres of land held for development in Southern California. Pursuant to the joint venture agreement, we will first receive a return of all capital along with a preferred return. Thereafter, Iowa Investments, LLC will receive a return of all capital along with a promoted interest. The land parcel acquired by 8th and Vineyard was purchased from an entity in which the same executive had a minority ownership. The total acquisition price of $4.7 million was determined to be at fair value.

As of December 31, 2015, we completed the construction and disposition of five buildings and 0.8 acres of land in the joint venture to third-parties resulting in the disposition of all of the joint venture’s assets. The joint venture has liquidated the partnership as of December 31, 2016. We received a preferred return on our capital contributions of approximately $3.0 million and Iowa Investments, LLC received approximately $3.8 million which was recorded as non-controlling interest in our Consolidated Statement of Operations during 2016.

Southern California Consolidated Ventures

We previously entered into four agreements with entities also controlled by our former president, two in December 2010 and two in January 2011, whereby we acquired a weighted average ownership interest, based on square feet, of approximately 48.4% in five bulk-industrial buildings located in the Southern California market. The former executive has a weighted average ownership interest in these properties of approximately 43.7%, based on square feet, and the remaining 7.9% is held by a third-party. Each venture partner will earn returns in accordance with their ownership interests. We have controlling rights including management of the operations of the properties and we have consolidated the properties in accordance with GAAP. The total acquisition price of $46.3 million was determined to be at fair value.

Note 13 – Income and Other Taxes

We operate and expect to continue to operate in a manner to meet all the requirements to qualify for REIT status. We have made our REIT election under Section 856 of the Code for the taxable year ended December 31, 2003 and have not revoked such election. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a 10 year period. We did not have any built-in gains at the time of our conversion to REIT status. As a REIT, we generally will not be subject to federal income taxation at the corporate level to the extent we annually distribute 100% of our REIT taxable income, as defined under the Code, to our stockholders and satisfy other requirements. To continue to qualify as a REIT for federal tax purposes, we must distribute at least 90% of our REIT taxable income annually.

Enacted Changes in Tax Laws

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was enacted with an effective date of January 1, 2018. The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders.  Among the relevant changes made by the TCJA are permanently reducing the generally applicable corporate statutory tax rate from 35% to 21% and eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility). As a result of the reduction in the corporate statutory rate and in accordance with ASC 740, we re-measured our deferred tax accounts as of the enactment date using the new federal statutory tax rate, which resulted in a one-time non-cash adjustment that decreased our deferred tax asset balance by $2.0 million with a corresponding increase to income tax expense.

Summary of Current and Deferred Income Taxes

Components of the provision (benefit) for income taxes were as follows (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Income tax expense (benefit)
Current:
Federal	$—	$—	$(62)
State	538	678	556
Total current tax expense (benefit)	$538	$678	$494

Deferred:
2017 Tax Cuts and Jobs Act	$1,970	$—	$—
Federal	(211)	(55)	127
State	(30)	(32)	115
Total deferred tax expense (benefit)	$1,729	$(87)	$242

Total income tax expense	$2,267	$591	$736

Deferred Income Taxes

Deferred income taxes represent the tax effect of temporary differences between the book and tax basis of assets and liabilities. As of December 31, 2017, we had recorded a $0.7 million deferred tax asset, net of valuation allowance of $2.2 million, included in the Consolidated Balance Sheets in “Other assets, net,” and a $0.6 million deferred tax liability, included in the Consolidated Balance Sheets in “Other liabilities,” for federal and state income taxes on our taxable REIT subsidiaries. As of December 31, 2016, we had recorded $2.6 million of deferred tax asset, net of valuation allowance of $1.6 million and a $0.8 million deferred tax liability for federal and state income taxes on our taxable REIT subsidiaries.

During the years ended December 31, 2017, 2016, and 2015 $1.7 million of deferred income tax expense, $0.1 million of deferred income tax benefit and $0.2 million of deferred income tax expense, respectively, is included in “Income tax expense and other taxes” in our Consolidated Statements of Operations. During the year ended December 31, 2015, $0.6 million of tax benefit is included in “Development profit, net of taxes” in our Consolidated Statements of Operations. Deferred tax assets (liabilities) were as follows (in thousands):

	As of December 31,
	2017	2016
Deferred taxes:
Depreciation and amortization	$1,498	$2,055
Section 163(j) interest limitations	809	1,390
Basis difference – investments in unconsolidated joint ventures	55	66
Net operating loss carryforwards	371	530
Other	201	175
Total deferred tax assets	$2,934	$4,216
Valuation allowance	(2,248)	(1,613)
Net deferred income tax assets	$686	$2,603

Basis difference – investment in properties	$(356)	$(509)
Basis difference – straight-line rent	(219)	(255)
Total deferred tax liabilities	$(575)	$(764)

Net deferred taxes	$111	$1,839

Note 14 – Segment Information

The Company’s segments are based on our internal reporting of operating results used to assess performance based on our properties’ geographical markets. Our markets are aggregated into three reportable regions or segments, East, Central and West, which are based on the geographical locations of our properties. Management considers rental revenues and property net operating income (“NOI”) aggregated by segment to be the appropriate way to analyze performance.

The following table presents our total assets, net of accumulated depreciation and amortization, by segment (in thousands):

	December 31, 2017	December 31, 2016	December 31, 2015
Segments:
East assets	$1,125,085	$1,076,647	$1,034,511
Central assets	1,187,663	1,098,489	1,090,639
West assets	1,582,436	1,502,245	1,364,117
Total segment net assets	3,895,184	3,677,381	3,489,267
Non-segment assets:
Non-segment cash and cash equivalents	10,522	10,286	18,412
Other non-segment assets(1)	104,966	120,475	124,676
Total assets	$4,010,672	$3,808,142	$3,632,355
(1)	Other non-segment assets primarily consist of investments in and advances to unconsolidated joint ventures, deferred loan costs, other receivables and other assets.

 The following table presents the rental revenues of our segments and a reconciliation of our segment rental revenues to our reported consolidated total revenues (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
East	$127,257	$120,437	$106,350
Central	137,654	128,964	130,791
West	158,115	141,959	115,950
Rental revenues	423,026	391,360	353,091
Institutional capital management and other fees	1,442	1,416	1,606
Total revenues	$424,468	$392,776	$354,697

The following table presents a reconciliation of our reported “Net income attributable to common stockholders” to our property NOI and property NOI of our segments (in thousands):

	For the Year Ended December 31,
	2017	2016	2015
Net income attributable to common stockholders	$103,494	$93,060	$94,048
Net income attributable to noncontrolling interests of DCT Industrial Trust Inc.	3,879	4,052	4,508
Net income attributable to OP Unitholders	$107,373	$97,112	$98,556
Net income attributable to noncontrolling interests of the Operating Partnership	1,103	924	4,409
Institutional capital management and other fees	(1,442)	(1,416)	(1,606)
Gain on dispositions of real estate interests	(47,126)	(49,895)	(77,871)
Real estate related depreciation and amortization	168,245	161,334	156,010
Casualty gain	(274)	(2,753)	(414)
Development profit, net of taxes	—	—	(2,627)
General and administrative	28,994	29,280	34,577
Impairment losses	283	—	2,285
Equity in earnings of unconsolidated joint ventures, net	(6,394)	(4,118)	(7,273)
Interest expense	66,054	64,035	54,055
Interest and other (income) expense	5	(551)	40
Impairment loss on land	938	—	—
Income tax expense and other taxes	2,267	591	736
Property NOI(1)	$320,026	$294,543	$260,877

East	$98,893	$93,811	$80,231
Central	98,546	90,665	92,099
West	122,587	110,067	88,547
Property NOI(1)	$320,026	$294,543	$260,877
(1)

Property NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), development profit, net of taxes, gain on disposition of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax benefit (expense) and other taxes, and net income attributable to noncontrolling interests. We consider property NOI to be an appropriate supplemental performance measure because property NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. However, property NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our property NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating property NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

Note 15 – Assets Held for Sale

Assets Held for Sale

As of December 31, 2017, three properties in our East operating segment and two properties in our West operating segment were classified as held for sale and recorded at carrying amounts in our Consolidated Balance Sheets, as this was less than fair value less costs to sell. We completed the sale of these properties in January 2018.

Note 16 – Quarterly Results (Unaudited)

DCT

The following tables present selected unaudited quarterly financial data for each quarter during the years ended December 31, 2017 and 2016 (in thousands except per share information):

	For the Quarter Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Total revenues	$105,896	$104,521	$105,180	$108,871	$424,468
Total operating expenses	$74,755	$74,023	$74,771	$76,699	$300,248
Operating income	$31,141	$30,498	$30,409	$32,172	$124,220
Consolidated net income of DCT Industrial Trust Inc.	$15,789	$43,492	$26,980	$22,215	$108,476
Net income attributable to common stockholders	$14,959	$41,634	$25,781	$21,120	$103,494
Distributed and undistributed earnings allocated to participating securities	$(161)	$(162)	$(159)	$(183)	$(665)
Adjusted net income attributable to common stockholders	$14,798	$41,472	$25,622	$20,937	$102,829
Net earnings per common share:(1)
Basic	$0.16	$0.45	$0.28	$0.22	$1.11
Diluted	$0.16	$0.45	$0.28	$0.22	$1.11
Common shares outstanding:
Basic	91,751	92,307	92,981	93,238	92,574
Diluted	91,884	92,429	93,078	93,338	92,688

	For the Quarter Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Total revenues	$94,370	$95,902	$100,274	$102,230	$392,776
Total operating expenses	$70,982	$71,461	$69,072	$73,163	$284,678
Operating income	$23,388	$24,441	$31,202	$29,067	$108,098
Consolidated net income of DCT Industrial Trust Inc.	$38,346	$22,572	$16,389	$20,729	$98,036
Net income attributable to common stockholders	$36,391	$21,418	$15,560	$19,691	$93,060
Distributed and undistributed earnings allocated to participating securities	$(228)	$(106)	$(163)	$(172)	$(669)
Adjusted net income attributable to common stockholders	$36,163	$21,312	$15,397	$19,519	$92,391
Net earnings per common share:(1)
Basic	$0.41	$0.24	$0.17	$0.21	$1.03
Diluted	$0.41	$0.24	$0.17	$0.21	$1.03
Common shares outstanding:
Basic	88,384	89,748	90,250	91,069	89,867
Diluted	88,750	90,184	90,723	91,185	89,982

(See footnote definition on next page)

Operating Partnership

The following tables present selected unaudited quarterly financial data for each quarter during the years ended December 31, 2017 and 2016 (in thousands except per share information):

	For the Quarter Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Total revenues	$105,896	$104,521	$105,180	$108,871	$424,468
Total operating expenses	$74,755	$74,023	$74,771	$76,699	$300,248
Operating income	$31,141	$30,498	$30,409	$32,172	$124,220
Consolidated net income of DCT Industrial Operating Partnership LP	$15,789	$43,492	$26,980	$22,215	$108,476
Net income attributable to OP Unitholders	$15,556	$43,245	$26,718	$21,854	$107,373
Distributed and undistributed earnings allocated to participating securities	$(161)	$(162)	$(159)	$(183)	$(665)
Adjusted net income attributable to OP Unitholders	$15,395	$43,083	$26,559	$21,671	$106,708
Net earnings per OP Unit:(1)
Basic	$0.16	$0.45	$0.28	$0.22	$1.11
Diluted	$0.16	$0.45	$0.28	$0.22	$1.11
OP units outstanding:
Basic	95,416	95,827	96,377	96,542	96,044
Diluted	95,549	95,949	96,474	96,642	96,158

	For the Quarter Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Total revenues	$94,370	$95,902	$100,274	$102,230	$392,776
Total operating expenses	$70,982	$71,461	$69,072	$73,163	$284,678
Operating income	$23,388	$24,441	$31,202	$29,067	$108,098
Consolidated net income of DCT Industrial Operating Partnership LP	$38,346	$22,572	$16,389	$20,729	$98,036
Net income attributable to OP Unitholders	$38,135	$22,360	$16,174	$20,443	$97,112
Distributed and undistributed earnings allocated to participating securities	$(228)	$(106)	$(163)	$(172)	$(669)
Adjusted net income attributable to OP Unitholders	$37,907	$22,254	$16,011	$20,271	$96,443
Net earnings per OP Unit:(1)
Basic	$0.41	$0.24	$0.17	$0.21	$1.03
Diluted	$0.41	$0.24	$0.17	$0.21	$1.03
OP units outstanding:
Basic	92,620	93,787	94,047	94,650	93,779
Diluted	92,986	94,223	94,520	94,766	93,894
(1)

Quarterly amounts for earnings per common share and OP unit may not total to annual amounts due to rounding and changes in the number of weighted common shares and OP units outstanding included in the calculation of diluted common shares and OP units.

Note 17 – Subsequent Events

GAAP requires an entity to disclose events that occur after the balance sheet date but before financial statements are issued or are available to be issued (“subsequent events”) as well as the date through which an entity has evaluated subsequent events. There are two types of subsequent events. The first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, (“recognized subsequent events”). The second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose subsequent to that date (“nonrecognized subsequent events”). No significant recognized or nonrecognized subsequent events were noted.